                                                                   EXHIBIT 10.35

                              200 MINUTEMAN ROAD
                            ANDOVER, MASSACHUSETTS


                                      LEASE



LANDLORD:        200 MINUTEMAN LIMITED PARTNERSHIP, a Massachusetts Limited
                      Partnership


TENANT:               APPLIED MICRO CIRCUITS CORPORATION,
                      a Delaware corporation

DATE:                 ____________________, 2000


BUILDING NO.:         200

LEASE NO.:       200 3bb

                               TABLE OF CONTENTS
                               -----------------

1.       BASIC LEASE PROVISIONS...............................................................................    1
         ----------------------
                  1.1      Summary............................................................................    1
                           -------
                  1.2      Conflict...........................................................................    2
                           --------

2.       CONSTRUCTION OF PREMISES.............................................................................    2
         ------------------------

3.       POSSESSION AND SURRENDER OF PREMISES.................................................................    2
         ------------------------------------

4.       TERM.................................................................................................    2
         ----

5.       RENT.................................................................................................    2
         ----

6.       TAXES................................................................................................    2
         -----
                  6.1      Definition of Taxes................................................................    2
                           -------------------
                  6.2      Payment of Taxes...................................................................    2
                           ----------------
                  6.3      Tenant's Taxes.....................................................................    2
                           --------------

7.       OPERATING COSTS......................................................................................    2
         ---------------
                  7.1      Definition of Operating Costs......................................................    2
                           -----------------------------
                  7.2      Payment of Operating Costs.........................................................    3
                           --------------------------
                  7.3      Determining Operating Costs........................................................    3
                           ---------------------------

8.       MONTHLY PAYMENT OF TAXES AND OPERATING COSTS.........................................................    3
         --------------------------------------------

9.       INSURANCE............................................................................................    3
         ---------
                  9.1      Tenant's Insurance.................................................................    3
                           ------------------
                  9.2      Landlord's Insurance;  Waiver of Subrogation.......................................    4
                           --------------------------------------------

10.      UTILITIES............................................................................................    4
         ---------

11.      USE OF PREMISES......................................................................................    4
         ---------------

12.      MAINTENANCE AND REPAIRS..............................................................................    5
         -----------------------
                  12.1     Landlord's Obligations.............................................................    5
                           ----------------------
                  12.2     Tenant's Obligations...............................................................    5
                           --------------------

13.      ALTERATIONS..........................................................................................    5
         -----------
                  13.1     Landlord's Consent.................................................................    5
                           ------------------
                  13.2     Notice.............................................................................    5
                           ------
                  13.3     Compliance with Laws...............................................................    5
                           --------------------
                  13.4     Liens..............................................................................    5
                           -----
                  13.5     Labor Harmony......................................................................    5
                           -------------

14.      INDEMNITY; SATISFACTION OF REMEDIES..................................................................    5
         -----------------------------------
                  14.1     Indemnification....................................................................    5
                           ---------------
                  14.2     Damage to Persons or Property......................................................    6
                           -----------------------------
                  14.3     Satisfaction of Remedies...........................................................    6
                           ------------------------

15.      COMMON AREA AND PARKING..............................................................................    6
         -----------------------
                  15.1     Common Area........................................................................    6
                           -----------
                  15.2     Parking............................................................................    6
                           -------

16.      DAMAGE OR DESTRUCTION................................................................................    7
         ---------------------
                  16.1     Repairs............................................................................    7
                           -------
                  16.2     Election to Terminate..............................................................    7
                           ---------------------
                  16.3     Abatement of Rent..................................................................    7
                           -----------------

17.      CONDEMNATION.........................................................................................    7
         ------------

18.      ASSIGNMENT AND SUBLETTING............................................................................    7
         -------------------------
                  18.1     Landlord's Consent Required........................................................    7
                           ---------------------------
                  18.2     Notice.............................................................................    7
                           ------
                  18.3     Reasonable Consent.................................................................    8
                           ------------------
                  18.4     No Release of Tenant...............................................................    8
                           --------------------
                  18.5     Additional Terms...................................................................    8
                           ----------------

19.      MORTGAGEE PROTECTION.................................................................................    9
         --------------------
                  19.1     Subordination and Attornment.......................................................    9
                           ----------------------------
                  19.2     Mortgagee's Liability..............................................................    9
                           ---------------------
                  19.3     Mortgagee's Right to Cure..........................................................    9
                           -------------------------

20.      ESTOPPEL CERTIFICATES................................................................................    9
         ---------------------

21.      DEFAULT..............................................................................................    9
         -------

22.      REMEDIES FOR DEFAULT.................................................................................    9
         --------------------
                  22.1     General............................................................................    9
                           -------
                  22.2     No Waiver..........................................................................   10
                           ---------
                  22.3     Performance by Landlord............................................................   11
                           -----------------------
                  22.4     Post-Judgment Interest.............................................................   11
                           ----------------------

23.      BANKRUPTCY.  [SEE EXHIBIT "F"].......................................................................   11
         ----------

24.      GENERAL PROVISIONS...................................................................................   11
         ------------------
                  24.1     Holding Over.......................................................................   11
                           ------------
                  24.2     Entry By Landlord..................................................................   11
                           -----------------
                  24.3     Brokers............................................................................   11
                           -------
                  24.4     Quiet Enjoyment....................................................................   11
                           ---------------
                  24.5     Security...........................................................................   11
                           --------
                  24.6     Obligations; Successors; Recordation...............................................   11
                           ------------------------------------
                  24.7     Late Charges.......................................................................   11
                           ------------
                  24.8     Accord and Satisfaction.  .........................................................   11
                           -----------------------
                  24.9     Prior Agreements; Amendments; Waiver...............................................   12
                           ------------------------------------
                  24.10    Representations; Inability to Perform..............................................   12
                           -------------------------------------
                  24.11    Legal Proceedings..................................................................   12
                           -----------------
                  24.12    Ownership; Invalidity; Remedies; Choice of Law.....................................   12
                           ----------------------------------------------
                  24.13    Expense; Consent...................................................................   12
                           ----------------
                  24.14    Presumptions; Exhibits; Submission; Net Lease......................................   12
                           ---------------------------------------------
                  24.15    Cooperation........................................................................   12
                           -----------
                  24.16    Notices............................................................................   12
                           -------
                  24.17    Security Deposit...................................................................   12
                           ----------------
                  24.18    Other Defined Terms................................................................   13
                           -------------------

25.      HAZARDOUS SUBSTANCES.................................................................................   13
         --------------------

SIGNATURES....................................................................................................   14


                                 EXHIBIT LIST
                                 ------------

"A"      SITE PLAN OF PROJECT
"B"      PREMISES
"C"      WORKLETTER
"D"      BASE RENT
"E"      RULES AND REGULATIONS
"F"      BANKRUPTCY PROVISIONS (ARTICLE 23)

ADDENDUM #1 - EXTENSION OPTION
ADDENDUM #2 - RIGHT OF FIRST OFFER TO LEASE

                            INDEX TO DEFINED TERMS
                            ----------------------

TERM                                                                     PAGE        SECTION or EXHIBIT
----                                                                     ----        ------------------
Affiliates................................................................ 13        24.18(a)
Alterations...............................................................  5        13
Bankruptcy Code.................................................  Page 1 of 1        Exhibit "F",P 23.1
Base Rent.................................................................  1        1.1(f)
Building..................................................................  1        1.1(d)
cafeteria charges......................................................... 13        24.18(b)
Common Area...............................................................  6        15
Condemnation..............................................................  7        17
Default Rate.............................................................. 11        22.4
Guarantor.................................................................  2        1.1(l)
hazardous substances...................................................... 13        25
Landlord's Mortgagees..................................................... 13        24.18(c)
Laws...................................................................... 13        24.18(d)
Lease Year................................................................  2        4
Liabilities............................................................... 13        24.18(e)
Notices................................................................... 12        24.16
Premises..................................................................  1        1.1(c)
Project...................................................................  1        1.1(e)
rent......................................................................  2        5
Rent Commencement Date....................................................  1        1.1(a)
Security Deposit..........................................................  1        1.1(h)
Superior Leases and Mortgages............................................. 13        24.18(f)
Systems and Equipment..................................................... 13        24.18(g)
Taxes.....................................................................  2        6.1
Tenant's Broker...........................................................  2        1.1(m)
Tenant's Percentage.......................................................  1        1.1(g)
Tenant's Property.........................................................  2        3
Transfer..................................................................  7        18.1

                                     LEASE

        THIS LEASE, dated as of __________________ , 2000, is between 200
MINUTEMAN LIMITED PARTNERSHIP, a Massachusetts Limited Partnership ("Landlord"), and APPLIED MICRO CIRCUITS CORPORATION, a Delaware corporation ("Tenant").

        Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord on the following terms and conditions:

1.      BASIC LEASE PROVISIONS.
        ----------------------

        1.1    Summary.
               -------

               (1) Rent Commencement Date: For Area A, it will be the earlier of (i) the date that Tenant occupies that Area to conduct business; or (ii) sixty (60) days after the date that vacant possession of that Area is delivered to Tenant for the purpose of permitting Tenant to perform Tenant's Work. If Tenant does not receive vacant possession of Area A within three (3) months from the date that this Lease is mutually executed and delivered and becomes binding and effective, Tenant will have the right to deliver a termination notice to Landlord within ten (10) days thereafter, and if Landlord does not deliver vacant possession of Area A within thirty (30) days after receipt of Tenant's termination notice, this Lease will terminate without any Liabilities at the end of that thirty (30)-day period. But, if Landlord does deliver vacant possession of Area A within that thirty (30)-day period, Tenant's termination notice will be null and void and this Lease will continue in full force and effect. For each of Area B and Area C, treated separately, it will be the earlier of: (iii) the date that Tenant occupies that Area to conduct business; or (iv) the later of
(x) ninety (90) days after the Rent Commencement Date for Area A, or (y) sixty
(60) days after the date that vacant possession of that Area is delivered to Tenant for the purpose of permitting Tenant to perform Tenant's Work.

                    Tenant understands and acknowledges that Area B and Area C initially will be leased to another tenant, and that Tenant will receive possession of each of Area B and Area C when that other tenant's lease for that particular Area is terminated and that other tenant surrenders possession of that Area. However, if Tenant does not receive vacant possession of Area B and Area C on or before January 3, 2001 and there is no Tenant default, Landlord will pay to Tenant One Hundred Thousand Dollars ($100,000) per month, prorated for any partial month, for the period from January 3, 2001 until Tenant receives vacant possession of Area B (collectively, the "Tenant Delivery Fees"). At Landlord's option, Landlord may instead credit all or a portion of the Tenant Delivery Fees due from Landlord against rent otherwise due from Tenant hereunder. If Tenant does not receive vacant possession of Area B and Area C on or before April 2, 2001 and there is no Tenant default: (v) as of that date this Lease will terminate without further Liabilities with respect to Area B and Area C only and Tenant will have no further rights or obligations in connection therewith, Landlord will have no further obligation to pay Tenant Delivery Fees, and Addendum #2 will lapse and become null and void; and (vi) Tenant will have the right to terminate this Lease in its entirety if it delivers written notice to Landlord on or before April 16, 2001 unconditionally terminating this Lease as of a date that is within one (1) year thereafter (the "New Termination Date"). If Tenant validly exercises this termination right, Addendum #1 also will lapse and become null and void (and if the extension Option in Addendum #1 has been exercised it too will lapse and become null and void), all amounts due under this Lease for the remaining Premises (i.e., Area A only) will be paid through the New Termination Date, and as of the New Termination Date this Lease will terminate in its entirety without further Liabilities.

               (2)  Term: The Lease term begins on the date hereof and ends five
(5) years and any partial month after the Rent Commencement Date for Area B or Area C, whichever is later, unless terminated earlier or extended in accordance with this Lease.

               (3) Premises: Space on the third (3rd) Floor of the Building (as shown in Exhibit "B"), with an aggregate agreed rentable area of 72,569 square feet. For purposes of this Lease, the Premises is divided into three (3) separate areas as shown in Exhibit "B": "Area A," with an agreed rentable area of 28,849 s.f.; "Area B," with an agreed rentable area of 7,810 s.f.; and "Area C," with an agreed rentable area of 35,910 s.f.

               (4) Building: The building at 200 Minuteman Road, Andover, Massachusetts.

               (5) Project: The land, buildings, improvements and appurtenances, both above and below grade, now commonly known as 200 Minuteman Road, located in Andover, Massachusetts, as generally depicted on Exhibit "A."

               (6)  Base Rent: (see Exhibit "D").

               (7) Tenant's Percentage: 13.96% for Area A, 3.78% for Area B, and 17.37% for Area C.

               (8)  Security Deposit: None.

               (9) Use of Premises: For general office use, and, to the extent compatible with class A office use, research and development, light assembly and an electronics lab, but no manufacturing of any kind.

               (10) Notice to Tenant:

                              Applied Micro Circuits Corporation
                              6290 Sequence Drive
                              San Diego, California 92121-4358
                              Attn: Tom Conway and David Mersten

               (11) Notice to Landlord:

                              200 Minuteman Limited Partnership
                              200 Brickstone Square
                              Andover, Massachusetts 01810-1435
                              Attn:  Martin Spagat

                  With a Copy to:
                  --------------

                          Brickstone Properties Incorporated
                          The Plaza at Continental Park
                          Suite 5252
                          2101 Rosecrans Avenue
                          El Segundo, California 90245-4742
                          Attn: John G. Baker, Esq.

               (12) Guarantor: None.

               (13) Tenant's Broker: Insignia/ESG, Inc.

               (14) Certain Other Defined Terms: [See Section 24.18]

        1.2    Conflict.  If there is a conflict between this summary and the
               --------
rest of this Lease, the rest of this Lease will control.

2.      CONSTRUCTION OF PREMISES.
        ------------------------

        As a material part of the consideration to Landlord, Tenant agrees that, subject to Landlord's ongoing repair obligations as specifically set forth in this Lease, Tenant accepts the Premises and the rest of the Project absolutely "as is" in all respects (except that Landlord will deliver the Premises broom clean), and that Landlord is not required to improve, alter or perform any work to or for the benefit of the Premises or the initial occupancy thereof. Tenant will diligently perform "Tenant's Work" (if any) as described in the Workletter attached as Exhibit "C" in accordance with the Workletter and the rest of this Lease. However, if the base building Systems and Equipment serving the Premises are not in good working order and condition on the Rent Commencement Date (except for any damage caused by Tenant or its Affiliates), and if Tenant promptly notifies Landlord in writing and no later than thirty (30) days after the Rent Commencement Date, Landlord will cause them to be put in good working order and condition at its cost.

3.      POSSESSION AND SURRENDER OF PREMISES.
        ------------------------------------

        When this Lease terminates, Tenant will remove all of its signs, movable trade fixtures and equipment, inventory and other personal property, whether owned by Tenant or its Affiliates ("Tenant's Property"). Tenant's Property remaining after termination will be deemed abandoned and Landlord may keep, sell, destroy or dispose of it without incurring any Liabilities to Tenant or its Affiliates. Tenant will repair all damage (casualty damage excepted) and surrender the Premises broom clean and in good order, condition and repair, and otherwise in the same condition as on the Rent Commencement Date, unless otherwise specifically requested in writing by Landlord.

4.      TERM.
        ----

        The term of this Lease is as set forth in Section 1.1(b). A "Lease Year" is a period of twelve (12) consecutive calendar months during the Lease term, starting with the Rent Commencement Date for Area A. However, the first Lease Year is the first twelve (12) full calendar months plus the partial month (if any) after the Rent Commencement Date for Area A if that Rent Commencement Date is not the first day of the month, and the last Lease Year may be less than twelve (12) months if the expiration or termination date of this Lease is not the last day of a Lease Year.

5.      RENT.
        ----

        Tenant will pay the base rent as shown in Exhibit "D" in equal monthly installments in advance for each Area beginning as of the Rent Commencement Date for that Area, and thereafter on the first day of each month during the term, prorated for any portion of a month. The term "rent" includes base rent, additional rent and all other amounts to be paid by Tenant under this Lease, whether or not specifically described as rent. All rent will be paid to Landlord without demand, deduction, counterclaim or offset of any type in good funds and lawful U.S. legal tender at The Plaza at Continental Park, Suite 5252, 2101 Rosecrans Avenue, El Segundo, California 90245-4742, Attn: Accounting Dept., or to such other person or place as Landlord may from time to time designate. Tenant will pay the first month's rent when it executes this Lease.

6.      TAXES.
        -----

        6.1    Definition of Taxes. "Taxes" means all taxes, assessments,
               -------------------
levies, charges and fees imposed against, for or in connection with all or any portion of: the Project; the use, ownership, leasing, occupancy, operation, management, repair, maintenance, demolition or improvement of the Project; Landlord's right to receive, or the receipt of, rent, profit or income from the Project; improvements, utilities and services, whether because of special assessment districts or otherwise; the value of Landlord's interest in the Project; a reassessment due to any change in ownership or other transfer of all or any portion of the Project; and fixtures, equipment and other real or personal property used in connection with the Project. Taxes also include, without limitation, license fees, sales, use, capital and value-added taxes, penalties, interest and costs reasonably incurred in contesting taxes, and any charges or taxes in addition to, in substitution or in lieu of, partially or totally, any taxes or charges previously included within this definition, including taxes or charges completely unforeseen by the parties and collected from whatever source. Taxes do not include: Landlord's federal or state net
                      --------------------
income, franchise, excise, inheritance, gift or estate taxes.

        6.2    Payment of Taxes. Subject to Article 8, as of the Rent
               ----------------
Commencement Date for each Area, Tenant will pay its applicable Tenant's Percentage of Taxes for that Area directly to Landlord as additional rent within thirty (30) days after receipt of Landlord's bills.

        6.3    Tenant's Taxes. Tenant will pay before delinquency all taxes
               --------------
assessments, license fees and charges levied, assessed or imposed on Tenant, Tenant's business operations and Tenant's Property and will indemnify and hold Landlord harmless therefrom.

7.    OPERATING COSTS.
      ---------------

      7.1  Definition of Operating Costs. "Operating Costs" are all costs and
           -----------------------------
expenses incurred in connection with the Project and its ownership, operation, management, maintenance, repair, replacement and improvement, including, without limitation, costs for: services, costs and utilities not otherwise directly paid or reimbursed by tenants; materials, supplies and equipment; insurance premiums and costs (including deductibles); wages and payroll, including bonuses, fringe benefits, workers compensation and payroll taxes (and Landlord, will not staff the Project with more employees than are reasonably necessary, as determined in Landlord's commercially reasonable judgement); professional and consulting fees; management fees (which for the first five (5) years of the term will be 3.5% of the gross revenues from the Project, including rent, Taxes, Operating Costs, utilities and services (other than utilities and services payable directly to third-party providers) by Tenant and the other tenants, and thereafter will be charged at that rate or at then-prevailing rates, whichever is greater), or if no managing agent is retained, an amount in lieu thereof not in excess of the foregoing amounts as permitted above; an annual audit of Landlord's books and records relating to the Project and the preparation of Landlord's annual financial statements (but not its tax returns); cafeteria charges; and complying with any Laws and insurance requirements. Operating Costs do not include: Taxes
                                          ------------------------------
or the exclusions therefrom; depreciation of the Project structures and improvements; Landlord's loan fees, debt service or ground lease payments; brokerage commissions; the cost of Landlord's Work (if any), tenant allowances or workletter costs; costs of negotiating or enforcing leases; free rent, rent abatements or similar inducements offered by Landlord to obtain tenants; expenses for repairs or maintenance to the extent reimbursed by warranties, guaranties, service contracts or insurance proceeds; compensation paid to clerks, attendants or other similar persons in any commercial concessions operated by Landlord; costs for the replacement (as opposed to maintenance and repair) of the roof or the basic structural components of the Project; costs involved in defending Landlord's title to or interest in the Project; costs to influence prospective legislation; and costs directly paid or specifically reimbursed by tenants in the Project (other than by an allocation of Operating Costs).

     7.2   Payment of Operating Costs. Subject to Article 8, as of the Rent
           --------------------------
Commencement Date for each Area, Tenant will pay its applicable Tenant's Percentage of Operating Costs for that Area directly to Landlord as additional rent within thirty (30) days after receipt of Landlord's bills.


     7.3   Determining Operating Costs. Notwithstanding anything to the
           ---------------------------
contrary, in determining Operating Costs for any calendar year, Lease Year or other relevant year, if during that period less than 100% of the area held for lease by Landlord in the Project is leased and occupied by tenants, then the Operating Costs for that period will be deemed to be equal to the Operating Costs which Landlord would expect to have incurred if the Project had been fully leased and occupied for such period, as reasonably determined by Landlord. Landlord will not, by reason of this clause, receive more than the Operating Costs actually incurred by Landlord, nor will it unreasonably incur Operating Costs in addition to those it otherwise deems necessary merely because the Project is less than fully leased and occupied (if and to the extent that it ever is less than fully leased and occupied).

8.   MONTHLY PAYMENT OF TAXES AND OPERATING COSTS.
     --------------------------------------------

     At any time and from time to time, and subject to later change, Landlord may elect to have Tenant pay Tenant's share of Taxes and Operating Costs (or either of them) in monthly installments in advance on the first of each month, based on amounts reasonably estimated by Landlord (as revised from time to time). If these estimated monthly payments are required, after the end of each tax fiscal year, Lease Year or other relevant periods selected by Landlord, Landlord will deliver to Tenant a statement of the actual amounts due for the period. Any additional amounts due from Tenant will be payable as additional rent within thirty (30) days after receipt of Landlord's statement, and any overpayment by Tenant will be refunded by Landlord or, at Landlord's option, deducted from the next monthly installments of rent due from Tenant. At any time or from time to time, Landlord may deliver a bill to Tenant for Tenant's share of Taxes and/or Operating Costs (or specified portions thereof) and Tenant will pay the amount due to Landlord as additional rent within thirty (30) days after receipt of Landlord's bill. Tenant will receive a credit for any estimated monthly payments or other payments for such charges already paid by Tenant for the period covered by that bill.

9.   INSURANCE.
     ---------

     9.1  Tenant's Insurance
          ------------------

          (a)  Tenant will maintain during the term:

               (i) Commercial general liability insurance (Broad Form), with contractual liability, cross-liability and fire legal liability endorsements, protecting against all claims and liabilities for personal, bodily and other injuries, death and property damage including, without limitation, broad form property damage insurance, automobile and personal injury coverage. This insurance also will insure Tenant's indemnities. The amount of this insurance will not be less than Five Million Dollars ($5,000,000) combined single limit for each occurrence. If this policy includes a "general aggregate" limit, the limit will be at least three (3) times the combined single limit per occurrence.

               (ii) "All risk" casualty insurance, covering all of Tenant's Work, Tenant's Property and all Alterations made by or for the benefit of Tenant. This insurance will be for full replacement value.

               (iii)  [INTENTIONALLY OMITTED]

               (iv) Employer's liability insurance of not less than One Million Dollars ($1,000,000), and worker's compensation insurance in statutory limits.

               (v) Builder's risk insurance (completed value form) for work required of or permitted to be made by Tenant. The amount of this insurance will be reasonably satisfactory to Landlord and must be obtained before any work is begun.

          (b) The initial amounts of insurance described above will be subject to reasonable periodic increase (but not more often than annually) based on inflation, increased liability awards and other relevant factors, as reasonably determined by Landlord.

          (c) All policies of insurance carried by Tenant must: name Landlord and its designees as additional insureds; contain a waiver by the insurer of any right to subrogation against Landlord and its Affiliates; be written on an "occurrence" basis; be from insurers in good standing and licensed to do business in Massachusetts with a Best's rating of at least A-X; and state that the insurers will not cancel, fail to renew or modify the coverage without first giving Landlord and any other additional insureds at least thirty (30) days prior written notice.

          (d) Tenant will supply copies of each paid-up policy or a certificate from the insurer certifying that the policy has been issued and complies with all of the terms of this Article. The policies or certificates will be delivered to Landlord when the Lease is signed and renewals provided not less than thirty
(30) days before the expiration of the coverage. Landlord always may inspect and copy any of the policies. Tenant waives subrogation and any right to claim or recover against Landlord or its Affiliates for Liabilities in connection with any damage, loss or liability due to a peril covered under the casualty (and similar) insurance policies required to be or actually carried by Tenant.

          (e) Tenant and its Affiliates will not undertake, fail to undertake or permit any acts or omissions which will in any way increase the cost of, violate, void or make voidable all or any portion of any insurance policies maintained by Landlord, unless Landlord gives its specific written consent and Tenant pays all increased costs directly to Landlord on demand.

     9.2  Landlord's Insurance; Waiver of Subrogation. Landlord will maintain
          -------------------------------------------
casualty insurance of at least 95% of the full replacement cost of the Building (excluding foundations, footings, below-grade space and any historic items or structures), commercial general public liability insurance (Broad Form or the functional equivalent) of at least Five Million Dollars ($5,000,000), and other insurance policies (including, without limitation, rental loss insurance policies), all in such amounts(except as may be specified above), with such deductibles and providing protection against such perils as Landlord determines to be necessary in its sole discretion. All losses on all policies maintained pursuant to this Article will be settled in Landlord's name (or as otherwise designated by Landlord) and proceeds will belong and be paid to or at the direction of Landlord. Landlord hereby waives subrogation and any right to claim or recover against Tenant or its Affiliates for Liabilities in connection with any damage, loss or liability due to a peril covered under the casualty (and similar) insurance policies required to be or actually maintained by Landlord. Landlord makes no representations or warranties as to the adequacy of any insurance to protect Landlord's or Tenant's interests.

10.  UTILITIES.
     ---------

     (a) Tenant will pay when due to the furnishing parties all fees and costs for utility services furnished to the Premises, including, without limitation, telephone, electricity, (including, without limitation, electricity for any heat pump(s) or other portion of the HVAC Systems and Equipment dedicated to the Premises), sewer, water and gas (if furnished). Landlord will provided meters, submeters, intellimeters or the equivalent for electricity for Tenant's lights, plugs and dedicated HVAC to the Premises. If another utility or service is not separately metered or submetered and payable directly to the utility provider, Tenant will pay its share (as reasonably determined by Landlord) of such costs directly to Landlord as additional rent within thirty (30) days after receipt of Landlord's bill. Landlord will diligently attempt to restore malfunctioning or interrupted utility service as soon as reasonably possible, but Landlord is not responsible for any Liabilities incurred by Tenant or Tenant's Affiliates nor may Tenant abate rent, terminate this Lease or pursue any other right or remedy against Landlord or Landlord's Affiliates as a result of any malfunction, interruption or suspension of any utilities, services or associated Systems and Equipment. To the greatest extent allowable by applicable Laws, Landlord will have the sole right to determine the electricity provider(s) serving the Building and the Premises, and may change such provider(s) from time to time during the term, and Tenant shall cooperate fully therewith.

     (b)  [INTENTIONALLY OMITTED]

11.  USE OF PREMISES.
     ---------------

     Tenant will use the Premises for the purposes described in Section 1.1(h), but for no other purpose. Tenant will:

          (a) Operate its business in an attractive and first class manner and will not permit any objectionable or unreasonable noises, vibrations, odors or fumes in or to emanate from the Premises, nor commit or permit any waste, improper, immoral or offensive use of the Premises, any public or private nuisance or anything that disturbs the quiet enjoyment of the other tenants, licensees, occupants or customers of the Project. All deliveries and pickups must be conducted at times and in the manner reasonably prescribed by Landlord, and only in those loading docks or areas specified by Landlord. All trash and waste products must be stored, discharged, processed and removed in the manner reasonably prescribed by Landlord, and so as not to be visible to other tenants or create any health or fire hazard.

          (b) Install only window coverings and treatments approved by Landlord and, once installed, keep them sufficiently closed to shield from outside view any machinery or other equipment that Landlord reasonably determines is unsightly or inconsistent with that portion of the Project. Tenant will vent only in a manner prescribed by Landlord.

          (c) Not: permit any coin or token operated vending, video, pinball, gaming or other mechanical devices on the Premises, except for telephones and vending machines solely for use by Tenant's employees; sell lottery or raffle tickets; operate a restaurant; engage in the business of banking or selling or purchasing securities; permit diplomatic, governmental or quasi-governmental agencies to occupy the Premises; use the Premises for retail sales to the general public or as doctors' offices, a school or educational institution, living or sleeping quarters; store, sell or distribute obscene, graphic, sexually-explicit, lewd or pornographic materials (as determined in Landlord's judgment) or engage in related businesses in or from the Premises; or conduct any auction, or any distress, fire, bankruptcy or going out of business sale.

          (d) Comply with: Laws and insurance requirements affecting the Premises, the Project or any use and occupancy thereof (including, without limitation, making required improvements to the Premises, but not any modifications or improvements to the base-building life-safety system or the Building structure unless required because of Tenant's specific use or manner of use of the Premises); and Landlord's Rules and Regulations as set forth in Exhibit "E" hereto and reasonable changes thereto. Tenant will, at its expense, obtain and maintain all licenses, approvals and variances necessary to conduct its business and occupy the Premises, but none of those licenses, permits or variances will be binding on or in any way affect or restrict Landlord, any other tenants in the Project or the Project itself.

          (e) If it wishes, at its expense: install signs or lettering on the entry doors to the Premises identifying its tenancy in the manner customary to first-class office buildings. Tenant will conform to standards established by Landlord from time to time for these signs or lettering and submit for Landlord's prior approval a plan or sketch of Tenant's proposed sign or lettering together with a list of materials and specifications and the proposed manner of attachment. Landlord will place Tenant's name on a Building directory and an outdoor monument sign, along with the names of other tenants, at no cost to Tenant, and all other signs, lettering, awnings, canopies or other decorations require Landlord's prior approval.

          (f) Not use any advertising or other media or other device which can be heard or experienced outside the Premises (except as permitted in subparagraph (e) above), including without limitation, lights or audio or visual devices. Tenant will not distribute handbills or advertising, promotional or other materials anywhere in the Project or solicit business in the Project other than within its own Premises.

12.  MAINTENANCE AND REPAIRS.
     -----------------------

     12.1  Landlord's Obligations. Landlord will cause to be repaired and
           ----------------------
maintained the exterior and interior Common Area of the Project, the elevators, the structural parts of the roof, floor and load-bearing walls of the Premises (but not the interior surfaces), the common base-building life-safety system, the common base-building HVAC Systems and Equipment (not including any dedicated heat pump(s), air handlers or other portions of the HVAC Systems and Equipment dedicated to the Premises), the common base-building electrical Systems and Equipment up to but not beyond the bus duct tap, and the common base-building plumbing Systems and Equipment up to and including, but not beyond, the main vertical risers, and the sanitary sewer and water lines outside of the footprint of the Premises, but specifically excluding any supplemental or additional electrical, plumbing or other Systems and Equipment that are above base-building standard or involve special Tenant requirements or equipment, all of which will be Tenant's responsibility to repair and maintain (e.g., computer-room electrical or HVAC systems, audio/visual, computer, data or telecommunications systems, special security systems, interior bathrooms, kitchens and kitchen appliances, etc.). However, Tenant will be responsible for all repairs and maintenance resulting from Tenant's Alterations or the negligent or intentional acts or omissions of Tenant or its Affiliates. Landlord will make its repairs within a reasonable time following Tenant's notification that the repairs are required. Landlord's obligations are subject to the provisions of Articles 16 and 17 and the rest of this Lease.

     12.2  Tenant's Obligations. Except for Landlord's obligations in Sections 2
           --------------------
and 12.1, Tenant will clean, maintain and repair the Premises and the Systems and Equipment specifically serving the Premises in a first-class manner, and keep the Premises in good order and condition, including, without limitation, Tenant's Property, all doors, window treatments, wall coverings, floor coverings, non-structural portions of the ceiling, floor and walls, and Tenant's Alterations (unless otherwise requested by Landlord). Tenant also will be responsible for repairing and maintaining any heat pump(s), air handlers and any other portion of the HVAC Systems and Equipment that are dedicated to the Premises and will maintain a maintenance contract with a licensed HVAC contractor reasonably approved by Landlord to provide for the periodic maintenance and repair of those HVAC Systems and Equipment. At Landlord's election, Landlord may engage the HVAC contractor and bill and collect from Tenant the cost thereof.

13.  ALTERATIONS.
     -----------

     13.1  Landlord's Consent. "Alterations" means Tenant's alterations,
           ------------------
additions, improvements, remodeling, repainting, decorations or other changes. Tenant may make nonstructural Alterations to the interior of the Premises without Landlord's consent as long as the Alterations do not: affect the
--------------------------
windows, the exterior of the Building, or any portion of the Building or the rest of the Project outside of the Premises; affect the strength, structural integrity or load-bearing capacity of any portion of the Building; affect the Systems and Equipment in the Premises or the rest of the Building or increase Tenant's usage; or, in Landlord's reasonable judgment, cost more than a total of Seven Dollars and Fifty Cents ($7.50) per square foot of agreed rentable area in the Premises in any Lease Year when combined with the cost of other Alterations made in that Lease Year. All other Alterations require Landlord's prior written consent. Whether or not Landlord's consent is required, Alterations are subject to the rest of this Article.

     13.2  Notice.  Tenant will notify Landlord not less than fifteen (15) days
           ------
before beginning any Alterations. Together with Tenant's notice, Tenant will give Landlord copies of the necessary permits and approvals and, if Landlord deems it necessary, plans and specifications for the Alterations (but not for minor, non-structural Alterations such as wall coverings, wall hangings, built-in cabinetry, movable partitions and painting). Landlord's review or approval of Tenant's plans and specifications is solely for Landlord's benefit and will not be considered a representation or warranty to Tenant as to safety, adequacy, efficiency, compliance with Laws or any other matter, or a waiver of any of Tenant's obligations. Except for items of Tenant's Property, all Alterations will be deemed Landlord's property and part of the realty, and will be surrendered with the Premises at the end of this Lease, unless otherwise requested by Landlord.

     13.3  Compliance with Laws. Alterations will comply in all respects with
           --------------------
this Lease and applicable Laws and insurance requirements. Alterations will be done in a first-class manner, using first quality materials, and so as not to interfere in any way with Landlord or any other tenant in the Project, cause labor disputes, disharmony or delay, or impose any Liabilities on Landlord. Alterations will be performed only by experienced, licensed and bonded contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant will cause its contractors and subcontractors to carry commercial general liability insurance with the same attributes as those set forth in Section 9.1(a)(i), in the amount of at least One Million Dollars ($1,000,000) combined single limit for each occurrence (subject to reasonable increase during the term at Landlord's request) naming Landlord and its designees as additional insureds, employer's liability insurance of at least One Million Dollars ($1,000,000), and workmen's compensation insurance in statutory limits.

     13.4  Liens.  Tenant will pay when due all claims for labor, materials and
           -----
services claimed to be furnished for Tenant or Tenant's Affiliates or for their benefit and keep the Premises and the Project free from all liens, security interests and encumbrances ("Liens"). Tenant will indemnify Landlord for, and hold Landlord harmless from, all Liens, the removal of all Liens and any related actions or proceedings, and all Liabilities incurred by Landlord in connection therewith. NOTICE IS HEREBY GIVEN TO ALL PERSONS FURNISHING LABOR OR MATERIALS TO TENANT THAT NO MECHANICS', MATERIALMENS' OR OTHER LIENS SOUGHT ON THE PREMISES WILL IN ANY MANNER AFFECT LANDLORD'S RIGHT, TITLE OR INTEREST.

     13.5  Labor Harmony.  Tenant will not, directly or indirectly, employ or
           -------------
permit the employment of any contractor, mechanic or laborer, or permit any materials to be brought into the Premises or the rest of the Project, if it would create any work slow down, sabotage, strike, wild-cat strike, picketing or jurisdictional dispute (a "Labor Incident"), or would in any way disturb the peaceful and harmonious operation, management, maintenance, cleaning, security or improvement of the Project or any part thereof. Tenant will be solely responsible for all Liabilities resulting from any such Labor Incident or disturbance, and, without limiting any other rights and remedies of Landlord, upon demand of Landlord Tenant immediately will cause all contractors, mechanics, laborers or materials that are employed, engaged or furnished by or for Tenant and which are the subject of such Labor Incident or disturbance to be removed from the Project.

14.  INDEMNITY; SATISFACTION OF REMEDIES.
     -----------------------------------

     14.1 Indemnification. In addition to any other indemnities in this Lease,
          ---------------
Tenant will indemnify Landlord for and hold Landlord harmless from Liabilities arising from or in connection with: acts or omissions of Tenant or its Affiliates (other than its invitees or customers) or the conduct of Tenant's business, including any injuries, death or damage resulting therefrom occurring in or on the Premises; Tenant's breach of or default under this Lease; claims made by Tenant's Affiliates (other than its invitees or customers) against Landlord if Tenant has waived those claims in this Lease or Landlord would not be responsible to Tenant for such claims if such claims were made by Tenant in accordance with this Lease; and claims by Tenant's Affiliates (other than its invitees or customers) or other persons if Landlord declines to consent to any act, event or document requiring Landlord's consent under this Lease (although, subject to the terms of this Lease, this will not prevent Tenant from making its own claim solely for its own benefit and on its own behalf if Landlord declines to consent where Landlord is required to consent under the terms of this Lease). Tenant will not be liable under this clause for any special, indirect, consequential, punitive or similar damages (which will not be deemed to include reasonable legal fees and costs), although this limitation will not apply in any way to Article 22 or to any damages recoverable thereunder.

     14.2 Damage to Persons or Property. Subject to the rest of this Section
          -----------------------------
and the rest of this Lease, Landlord will be liable for damages solely to the extent caused by its own negligence or willful misconduct in breach of this Lease, but Landlord will not be liable for any special, indirect, consequential, punitive or similar damages (including, without limitation, any loss of use or revenue by Tenant or any other person, but which will not be deemed to include reasonable legal fees and costs) under any circumstances, or for any Liabilities arising from or in connection with: acts or omissions of Tenant, any other tenants of the Project, any third parties, or their Affiliates, including, without limitation, burglary, vandalism, theft, or criminal or illegal activity; explosion, fire, steam, electricity, water, gas, rain, pollution, contamination, hazardous substances, motor vehicles or any casualties; breakage, leakage, malfunction, obstruction or other defects in Systems and Equipment, or of any services or utilities; any work, demolition, maintenance or repairs permitted under this Lease; any exercise of Landlord's rights under any Laws or under this Lease, including any entry by Landlord or its Affiliates on the Premises in accordance with this Lease; or any of the matters described in Section 24.5. Tenant and Tenant's Affiliates assume the risk of all of these Liabilities and waive all claims against Landlord in connection therewith. Tenant also waives any Laws or rights that would permit Tenant to terminate this Lease, perform repairs or maintenance in lieu of Landlord (or on Landlord's behalf), or offset or withhold any amounts due because of damage to or destruction of the Premises, any repairs or maintenance, or for any other reason. Tenant immediately will notify Landlord of any damage or injury to persons or property and any events which could be anticipated to give rise to any of the foregoing Liabilities. This exculpation of Landlord and all of Tenant's waivers in this Lease will apply to all of Tenant's Affiliates to the greatest extent possible. This
Section 14.2 is not meant to reduce the extent of Landlord's obligations to repair or rebuild in any particular circumstance as may be required in Section
12.1 and Articles 16 and 17 or to prevent Tenant from exercising termination rights (if any) specifically granted to Tenant elsewhere in this Lease.

     14.3 Satisfaction of Remedies.  Notwithstanding anything in this Lease or
          ------------------------
elsewhere to the contrary: Tenant and its Affiliates will look solely to Landlord's interest in the Project to satisfy any claims, rights or remedies, and Landlord and its partners and their respective Affiliates (including any property managers), at every level of ownership and interest, have no personal or individual liability of any type, whether for breach of this Lease or their negligence or otherwise (and such Liabilities are hereby waived by Tenant), their assets will not be subject to lien or levy of any type, nor will they be named individually in any suits, actions or proceedings of any type.

15.  COMMON AREA AND PARKING.
     -----------------------

     15.1 Common Area. "Common Area" means all areas and improvements within
          -----------
the Project, as it now exists or as it exists in the future, not held or designated for the exclusive use or occupancy of Landlord, Tenant, or other tenants. Tenant may use the Common Area on a nonexclusive basis during this Lease. Landlord reserves all rights in connection with the Common Area and the rest of the Project, including, without limitation, the right to change, relocate, add to, improve or demolish portions of the land and/or improvements and the layout thereof and promulgate rules and regulations with respect thereto, limit the use of any portion of the Common Area by Tenant or its Affiliates, and place certain portions of the Common Area off limits to Tenant and its Affiliates, including, without limitation, janitorial, maintenance, equipment and storage areas, and entrances, loading docks, corridors, elevators and parking areas. Landlord reserves the space above hung ceilings, below the floor and within the walls of the Premises, and the right to install, relocate, remove, use, maintain, repair and replace Systems and Equipment within or serving the Premises or other parts of the Building or the Project. Except during emergencies or by reason of force majeure or necessary maintenance, repair or construction, Landlord's exercise of the rights in this Article will not ever prevent Tenant from having access to the Premises, which is granted 24 hours per day, 7 days per week, but such exercise will not under any circumstances require Landlord to compensate Tenant in any way, result in any Liabilities to Landlord, entitle Tenant to abate rent, or reduce Tenant's Lease obligations.

     15.2 Parking.
          -------

          (a) During the term, Tenant may park ninety-five (95) of its passenger cars after the Rent Commencement Date for Area A, twenty-six (26) of its passenger cars after the Rent Commencement Date for Area B, and one hundred nineteen (119) of its passenger cars after the Rent Commencement Date for Area C, in all cases in assigned spaces or on a non-exclusive basis or a combination thereof, as determined by Landlord, in the areas designated by Landlord from time to time for Tenant's parking (see Exhibit "A"). Tenant will not park in spaces assigned to other tenants or reserved for visitor parking. If Tenant does not use all of its parking spaces, Landlord may allow others to use those spaces at no charge, subject to Tenant's right to reclaim those spaces as and when legitimately needed.

          (b) Tenant understands and agrees that Landlord will not be responsible for, and will not incur any Liabilities to Tenant or its Affiliates with respect to, and Tenant waives claims for and assumes the risk of, any acts or omissions occurring within the parking areas or any entrances and exits thereto or therefrom, including, without limitation, any injuries, death, or loss or damage to cars or other property, and Tenant will not name Landlord or its Affiliates, or bring any actions of any kind against them, in connection therewith or as a result thereof.

          (c) Tenant may not sublease, assign or otherwise Transfer any parking rights except to a permitted assignee or sublessee as part of such permitted assignment or sublease. In addition to Landlord's rights as set forth in Section 15.1, Landlord may: limit access to portions of the parking areas; change signs, lanes and the direction of traffic within the parking areas; change, eliminate or add parking spaces or areas devoted to parking;

designate the area (or space) within which each authorized automobile may be parked and change any such designation from time to time; establish alternative means of identifying and controlling authorized parking; promulgate rules and regulations; construct additional and/or structured parking; and take any other actions deemed necessary by Landlord, provided that Tenant's authorized parking spaces will not be reduced nor will Tenant be charged for parking over and above its share of Taxes and Operating Costs related thereto (although if Landlord ever builds structured parking it may condition the use of that facility on the payment of additional parking charges from Tenant and/or any other tenants, but if Tenant refuses to pay the additional charges it will not be required to park in that facility unless Landlord waives those additional charges).

16.  DAMAGE OR DESTRUCTION.
     ---------------------

     16.1 Repairs.  Subject to the rest of this Article and the rest of this
          -------
Lease, Landlord will repair damage to the Premises caused by casualties insured against under the casualty policies that Landlord is required to maintain hereunder. However, Landlord is not obligated to repair damage for which Landlord has no liability under other provisions of this Lease. Except as may otherwise be required by then-applicable Laws, Landlord will attempt to restore the damaged portions to their prior condition, but Landlord is not required to undertake repairs unless insurance proceeds are available, spend more than the net insurance proceeds it actually receives and is permitted to retain for any repair or replacement, or repair or replace any damage to Tenant's Work, Tenant's Property or any Alterations. Landlord will begin repairs within a reasonable time after receiving notice of the damage, required building permits or licenses and the insurance proceeds payable on account of the damage.

     16.2 Election to Terminate.
          ---------------------

          (a) Landlord has the option either to repair the casualty damage, or terminate this Lease by delivering written notice within seventy-five (75) days after the damage occurs, if: the damage occurs during the last year of the term; or Tenant is in default; or the repairs would reasonably take more than one hundred twenty (120) days to complete or cost more than the insurance proceeds allocable to such repairs that Landlord reasonably determines it will receive; or the damage was caused primarily by the intentional act or omission of Tenant or its Affiliates; or the casualty damages more than twenty five percent (25%) of: the leasable space in the rest of the Building; or the Common Area of the Building; or the parking area.

          (b) Tenant also has the option to terminate this Lease by delivering written notice to Landlord if: the casualty damages the Premises and renders it untenantable, Landlord is required or elects to repair and the repairs which Landlord is required to make are not substantially completed within twelve (12) months after the damage occurs (subject to extension of this period for up to an additional month for delays caused by force majeure); the damage was not caused by the acts or omissions of Tenant or its Affiliates and Tenant is not in default; and Tenant delivers its written termination notice to Landlord within fifteen (15) days after the end of Landlord's repair period and Landlord fails to substantially complete within sixty (60) days after receiving this notice. Under these circumstances, this Lease will terminate at the end of this sixty
(60)-day period.

     16.3 Abatement of Rent. Subject to Section 16.2, if the Premises are
          -----------------
damaged so as to be untenantable for more than three (3) consecutive business days, base rent and Tenant's share of Taxes and Operating Costs will abate until Landlord has substantially completed the repairs and given Tenant access to the Premises, or Tenant reoccupies part of the Premises, whichever is earlier. If Tenant continues to occupy or reoccupies the Premises before substantial completion of these repairs but cannot occupy substantially all of the Premises because of these ongoing repairs, base rent and Tenant's share of Taxes and Operating Costs will abate in proportion to the degree to which Tenant's use of the Premises is impaired, as reasonably determined by Landlord. The base rent abatement will not exceed the annual base rent for the Lease Year in which the damage occurs. Base rent and Tenant's share of Taxes and Operating Costs will not be abated if the acts or omissions of Tenant or its Affiliates render Landlord unable to collect the rental loss insurance proceeds that otherwise would have been payable to Landlord. The abatement of base rent and Tenant's share of Taxes and Operating Costs described above, and Tenant's rights under
Section 16.2(b), are Tenant's sole rights, remedies and compensation in connection with any damage, destruction or repairs.

17.  CONDEMNATION.
     ------------

     If all or substantially all of the Premises are condemned, taken or appropriated by any public or quasi-public authority under the power of eminent domain, police power or otherwise, or if there is a sale in lieu thereof ("Condemned"), this Lease will terminate when title or possession is taken by the condemning authority or its designee. If:

          (a) More than twenty five percent (25%) of the usable area of the Premises is Condemned, either Landlord or Tenant may terminate this Lease when title or possession is taken by the condemning authority or its designee by delivering written notice to the other within fifteen (15) days thereafter. Landlord also may terminate this Lease if more than twenty five percent (25%) of any of the following are Condemned: the leasable area of the rest of the Building; the leasable area of the Project (other than the Building); the Common Area of the Building; or the parking area.

          (b) Part of the Premises is Condemned and this Lease is not terminated, Landlord will attempt to make the necessary repairs so that, to the extent reasonably possible, the remaining part of the Premises will be a complete architectural unit. Otherwise, Landlord's restoration will be conducted as described in Section 16.1, except that Landlord will not be required to begin repairs until a reasonable time after it receives any necessary building permits and substantially all of the proceeds of any awards granted for the Condemnation. After the date title or possession is taken by the condemning authority or its designees, base rent will abate in proportion to the area of the Premises Condemned.

All proceeds, income, rent, awards and interest in connection with any Condemnation will belong to Landlord, whether awarded as compensation for diminution of value to the leasehold improvements, or the unexpired portion of this Lease, or otherwise. Tenant waives all claims against Landlord and the condemning authority with respect thereto, but nothing in this Section prevents Tenant from bringing a separate action against the condemning authority for moving costs or for lost goodwill (as long as this separate action does not diminish Landlord's recovery).

18.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     18.1 Landlord's Consent Required.  Tenant will not, and does not have the
          ---------------------------
right or power to, voluntarily, involuntarily or by operation of any Laws, sell, convey, mortgage, subject to a security interest, license, assign, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or the Premises, or allow anyone other than Tenant's employees to occupy the Premises (singularly or collectively, "Transfer"), without, first obtaining Landlord's prior written consent in each case and complying with this Article and any attempt to do so without this consent and compliance will be null and void and a default, unless otherwise specifically elected by Landlord in writing.

     18.2  Notice.  Tenant will notify Landlord in writing at least thirty (30)
           ------
days before any proposed or pending Transfer and will deliver to Landlord such information as Landlord may reasonably request in connection with the proposed or pending Transfer and the proposed Transferee, including, without limitation, a copy of the signed letter of intent between Tenant and the Transferee, certified current financial statements and balance sheets, a current Dun & Bradstreet report, banking and accounting references and other relevant financial information for the proposed Transferee, and information as to the type of business and business experience of the proposed Transferee. All of this information must be suitably authenticated.

     18.3  Reasonable Consent. Landlord will not unreasonably withhold its
           ------------------
consent to an assignment or sublease by Tenant, but Landlord may withhold its consent arbitrarily and in its sole discretion to any hypothecation, assignment for security purposes or other Transfer, or to any requested assignment or sublease before the end of the first full Lease Year. Landlord will grant or withhold its consent within fifteen (15) days after receipt of a copy of the final executed Transfer documents and the documents described in Section 18.2. Tenant agrees that Landlord's withholding of consent to a proposed sublease or assignment will be deemed reasonable if Tenant is in default or any of the other terms and conditions of this Article have not been complied with, or if any of the following conditions are not satisfied: (a) the subtenant or assignee will use the Premises only for the uses permitted in Section 1.1(i) and otherwise in accordance with this Lease, and the business and reputation of the subtenant or assignee are consistent with the other tenancies and standards of the Project in Landlord's reasonable judgment; (b) the assignee or subtenant is reputable and creditworthy and has the independent financial ability to perform the obligations of Tenant under this Lease (if it is a proposed assignment) or of subtenant under its sublease (if it is a proposed sublease) without undue financial burden in Landlord's reasonable judgment, and neither it nor its predecessors in interest has been subject to a bankruptcy or reorganization, or had a receiver appointed to manage its affairs or in connection with any of its assets, been subject to criminal judgments, sanctions, consent decrees or similar actions by the SEC or other governmental or quasi-governmental authorities; (c) Landlord's Mortgagees consent (if their consent is required); and (d) there will be no more than an aggregate of two (2) subleases of the Premises. These conditions are not exclusive and Landlord may consider other factors deemed to be relevant in determining if Landlord should grant or reasonably withhold its consent.

     18.4  No Release of Tenant.  Whether or not Landlord consents, no Transfer
           --------------------

will release or alter the liability of Tenant to pay rent and perform all of Tenant's other obligations under this Lease. The acceptance of rent by Landlord from any person other than Tenant is not a waiver by Landlord. Consent to one Transfer will not be deemed to be consent to any subsequent Transfer. If Tenant or any Transferee defaults under this Lease, Landlord may proceed directly against the Transferee and/or against Tenant without proceeding or exhausting its remedies against the other. After any Transfer, Landlord may consent to subsequent Transfers of or amendments to or waivers under this Lease without notifying Tenant or any other person, without obtaining consent thereto, and without relieving Tenant of its Liabilities under this Lease (as it may be modified).

     18.5  Additional Terms.
           ----------------

           (a) This Article is binding on and will apply to every Transferee, at every level. The surrender of this Lease or its termination will not be a merger, but Landlord will have the right to terminate all subleases and the occupancy rights of all Transferees. Tenant will pay to Landlord as additional rent: (i) fifty percent (50%) of all consideration paid or payable for or by reason of any assignment of this Lease; or (ii) in the case of sublease, fifty percent (50%) of the amount by which the sublease rent and other consideration paid or payable exceeds the base rent for the sublease term (prorated if the area subleased is less than the entire area of the Premises), in each case after
                                                                           -----
Tenant first recovers its bona fide, reasonable, out-of-pocket costs paid to unaffiliated third parties to obtain the subtenant or assignee, including without limitation, attorneys fees, brokerage commissions, new tenant improvements made solely for the subtenant or assignee and free rent. At Landlord's option, Landlord may collect all or any part of this additional rent directly from the payor, and consideration paid or payable will be defined in its broadest sense. Tenant will promptly deliver to Landlord copies of all executed Transfer documents, all collateral agreements and all later amendments. Tenant will pay Landlord's reasonable attorneys' fees and other costs in connection with any request for Landlord's consent to a Transfer. A listing of any name other than Tenant's name on the doors or walls of the Premises or elsewhere in the Project will not be deemed to be an implied consent by Landlord to any sublease, assignment, occupancy or other Transfer nor constitute a waiver of Landlord's right to withhold consent to any Transfer.

           (b) A Transferee (which for these purposes will exclude any permitted sublessee but will include any assignee by contract, foreclosure, operation of law or otherwise) will be deemed to have assumed all of Tenant's obligations and Liabilities under this Lease and will be deemed to be bound by this Lease, and Tenant and the assignee will indemnify Landlord and hold it harmless from all Liabilities in connection with the assignment. To confirm the foregoing, a prospective Transferee (other than a permitted sublessee) will be required to execute and deliver to Landlord an unconditional written assumption of Tenant's Liabilities under this Lease and the indemnity described above, and Tenant and the Transferee will be deemed to be jointly and severally liable for all Liabilities of the tenant under this Lease and any existing and future amendments thereto (although such a written assumption will not be required to establish the full liability of the Transferee for all of Tenant's Liabilities under this Lease). A sublease will be deemed to be subject and subordinate to this Lease in all respects. Tenant and the subtenant will indemnify Landlord and hold it harmless from all Liabilities in connection with the sublease. The subtenant will acquire no rights or claims against Landlord or its Affiliates and will not have the right to enforce any of Tenant's rights and remedies under this Lease against Landlord. If this Lease is terminated pursuant to its terms or by reason of default, operation of law, or agreement between Landlord and Tenant, or Landlord rightfully reenters or repossesses the Premises, Landlord may terminate any or all subleases without any incurring any Liabilities (all of which are hereby waived by Tenant and will be deemed waived by all subtenants), or at its option, become the sublessor under the any or all of the subleases and each such subtenant will attorn to Landlord, but Landlord will not be liable for Tenant's acts or omissions or Liabilities incurred by Tenant, subject to any existing defenses or offsets against Tenant or bound by any amendment to the sublease made without Landlord's prior written consent. By entering into a sublease, Tenant and the sublessee agree that if the sublessee breaches an obligation under its sublease which would also constitute a default by Tenant under this Lease if not cured within applicable grace periods, then Landlord will have all of the rights and remedies against the subtenant that is also has against Tenant for such a default. Without limiting the generality of the foregoing, Landlord will be permitted (by assignment of the cause of action or otherwise) to join the Tenant in any action or proceeding against subtenant or to proceed against the subtenant directly in the name of Tenant to enforce these rights and remedies. Tenant will cooperate with Landlord and execute such documents as may be reasonably necessary to implement these rights granted to Landlord. The exercise of these rights and remedies will not constitute an election of remedies and will not in any way impair Landlord's right to pursue other or similar rights and remedies directly against Tenant, nor will the grant or exercise of these rights or remedies result in the subtenant acquiring any rights or claims against Landlord or its

Affiliates. Tenant and its Affiliates will not, directly or indirectly, assign, sublease or otherwise Transfer to, take an assignment, sublease or other Transfer from, or otherwise occupy premises leased to, any then-current tenants of the Project or (or any person that was a tenant of the Project within the 6-month period prior to Tenant's request for approval (or any of their Affiliates), nor any person(or any of his Affiliates) to whom Landlord or its affiliated entities (e.g., other partnerships in which partners of Landlord or their Affiliates have a partnership interest) has shown space in the Project or with whom Landlord or its affiliated entities has negotiated to lease space in the Project within the 6-month period prior to Tenant's request for approval, and any attempt to do so will be null and void and a default. For purposes of the previous sentence, the "Project" refers to and includes the projects in Massachusetts commonly known or referred to as Brickstone Square and Minuteman
Park). Transferees will not have the right or power to make further Transfers, and any attempt to do so will be null and void and a default unless otherwise specifically elected by Landlord in writing. As a material inducement to Landlord to enter into this Lease, Tenant agrees to make each prospective Transferee aware of the terms of this Article and will deliver to each prospective Transferee a true and correct copy of this Lease prior to any Transfer, and each document of assignment, sublease or other Transfer, at every level, will include or explicitly incorporate the terms of this Article. Landlord may require confirming and/or additional assurances and agreements for its protection from Tenant and the Transferee, each of whom agrees to give such assurances and execute such agreements.

          (c) If Tenant is a corporation, partnership, professional association or limited liability company, the Transfer of more than twenty five percent (25%) of Tenant's capital stock, partnership interests, or interests in the professional association or limited liability company to any person or entity or affiliated persons or entities, whether directly or indirectly or by one or more transactions (other than by unrelated transactions on a public exchange, such as the NYSE or NASDAQ), or any dissolution, merger, consolidation or other reorganization of Tenant, or the Transfer of all or substantially all of Tenant's assets, will deemed to be an attempted assignment of this Lease and subject to all of the terms of this Article and the rest of this Lease and the other party will be deemed to be a prospective assignee. However, an assignment or sublease by Tenant to its parent corporation or wholly-owned subsidiary, or to an entity that acquires all or substantially all of Tenant's assets, or to an entity into which Tenant is merged or consolidated, will be deemed to be a permitted assignment or sublease, as applicable, provided that the rest of this
Article is complied with, the Transferee has a net worth, credit rating and financial capability at least equal to Tenant's when Tenant executed this Lease or at the time of the proposed Transfer (for each category, whichever is greater), and Tenant continues in existence. Tenant agrees that, despite any contrary agreements between Tenant and a Transferee or anything else to the contrary, a Transferee of all or substantially all of Tenant's assets (and for these purposes Tenant's assets will not include this Lease) will be deemed to have assumed all of Tenant's Liabilities under this Lease, and Tenant will make such Transferee aware of this provision.

19.  MORTGAGEE PROTECTION.
     --------------------

     19.1 Subordination and Attornment. This Lease is subordinate to all
          ----------------------------
Superior Leases and Mortgages, and Tenant will attorn to each person or entity that succeeds to Landlord's interest under this Lease. This Section is self-operative as to Superior Leases and Mortgages and Landlord's Mortgagees existing when this Lease is executed, but if requested to confirm a subordination and/or attornment, Tenant will execute the standard-form subordination and attornment agreements furnished by the then-current Landlord's Mortgagees within fifteen (15) days after request. These subordination and attornment provisions will apply for the benefit of subsequent Landlord's Mortgagees, provided that they agree not to disturb Tenant's rights under this Lease if Tenant is not in default, and at the request of those Landlord's Mortgagees, Tenant will execute their standard form subordination, non-disturbance and attornment agreements to provide for the foregoing. However, if a Landlord's Mortgagee elects in writing, this Lease will be superior to the Superior Leases and Mortgages specified, regardless of the date of recording, and Tenant will execute an agreement confirming this election on request.

     19.2 Mortgagee's Liability.  The obligations and Liabilities of Landlord,
          ---------------------
Landlord's Mortgagees or their successors under this Lease will exist only if and for so long as each of these respective parties owns fee title to the Project or is the lessee under a ground lease of the Project. Tenant will be liable to Landlord's Mortgagees or their successors if any of those parties become the owner of the Project for any base rent paid more than thirty (30) days in advance. Landlord's Mortgagees and their successors will not be liable for: (a) acts or omissions of prior owners; (b) the return of any security deposit not delivered to them; or (c) amendments to this Lease made without their consent (if their consent is required under a Superior Lease or Mortgage).

     19.3 Mortgagee's Right to Cure.  No act or omission (if any) which
          -------------------------
otherwise entitles Tenant under the terms of this Lease to be released from any Lease obligations or to terminate this Lease will result in such a release or termination unless Tenant first gives written notice of the act or omission to Landlord and Landlord's Mortgagees and those parties then fail to correct or cure the act or omission within a reasonable time thereafter (which will not be less than ninety [90] days). Nothing in this Section or the rest of this Lease obligates Landlord's Mortgagees to correct or cure any act or omission or is meant to imply that Tenant has the right to terminate this Lease or be released from its obligations unless that right is explicitly granted elsewhere in this Lease.

20.  ESTOPPEL CERTIFICATES.
     ---------------------

     Tenant will from time to time, within fifteen (15) days after request by Landlord, execute and deliver an estoppel certificate in form satisfactory to Landlord or its designees which will certify (except as may be truthfully and accurately noted) such information concerning this Lease or Tenant or its Affiliates as Landlord or its designees may request. If Tenant fails to execute and deliver estoppel certificates as required, Landlord's representations concerning the matters covered by the estoppel certificate will conclusively be presumed to be correct and binding on Tenant and its Affiliates.

21.  DEFAULT.
     -------

     The occurrence of one or more of the following events will be a default by Tenant under this Lease: (a) [INTENTIONALLY OMITTED]; (b) the failure to pay rent or any other required amount within five (5) days after written notice that the payment is due; (c) as provided in Article 23; (cc) a breach of its obligations under Article 25 if such breach is not cured and remediated in accordance with applicable Laws and the terms of Article 25 within five (5) days after Tenant has received notice thereof; (d) a Transfer or attempted Transfer in violation of Article 18; (e) the failure to maintain its required insurance policies that continues for more than five (5) days after Tenant has received notice thereof; or (f) the failure to observe or perform any other obligation, term or condition within the time period specified in this Lease and, if no time period is specified, it will be a default if this failure continues for thirty
(30) days after written notice from Landlord to Tenant, but if more than thirty
(30) days are reasonably required to cure, Tenant will not be in default if Tenant begins to cure within the thirty (30)-day period and then diligently completes the cure as soon as possible but in any case within sixty (60) days after the notice of default is given.

22.  REMEDIES FOR DEFAULT.
     --------------------

     22.1 General.  If Tenant defaults, Landlord may at any time thereafter,
          -------
with or without notice or demand, choose any or all of the following remedies or pursue any other right or remedy now or hereafter available to Landlord under this Lease or at law or in equity:

          (a) At Landlord's written election the following amounts will become immediately due and payable in advance:

               (i) The unpaid rent which has accrued and would have accrued up to the date of payment, plus late charges, plus interest from the dates such rent was due to the date of payment at the Default Rate; plus

               (ii) The whole balance of unpaid rent which would have become due had this Lease continued for the balance of the term (discounted to the date of payment at the rate of seven percent (7%) per annum); plus

               (iii) The reasonable costs of enforcing the terms of this Lease, including, without limitation, costs for attorneys' fees, investigations and performing Tenant's obligations as necessary, and/or

          (b) Landlord may terminate this Lease by written notice to Tenant. If Landlord elects to terminate this Lease under the provisions of this Section, Landlord may recover from Tenant a judgment and Tenant will be liable for damages computed in accordance with the following formula, in addition to Landlord's other remedies:

               (i) The unpaid rent which has accrued and would have accrued up to the time of judgment, plus late charges, plus interest from the dates such rent was due to the date of the judgment at the Default Rate; plus

               (ii) The amount by which the whole balance of unpaid rent which would have become due had this Lease continued for the balance of the term after the date of judgment (discounted to the date of payment at the rate of seven percent (7%) per annum) exceeds the amount of such rental loss that Tenant
                        -------
proves could have been reasonably avoided (also discounted at the rate of 7% per annum). Tenant will have the burden of proving the amount of rental loss that reasonably could have been avoided, which Tenant agrees will never be more than the scheduled net rental to be received by Landlord until the expiration of the term of this Lease from any reletting of the Premises entered into by Landlord at the time (discounted at the rate of 7% per annum, and excluding from such net rental utility charges and other charges, if any, that must be remitted by Landlord to any governmental or quasi-governmental authority); plus

                (iii) The reasonable costs of enforcing the terms of this Lease, repossessing, repairing, altering, performing tenant improvements to and reletting the Premises, reasonable marketing, brokerage and attorneys' fees and costs, and any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease and/or which in the ordinary course would be likely to result therefrom; plus

               (iv) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable Laws.

Notwithstanding the foregoing, to avoid a duplication of payments, if Landlord has actually received payment in full of all accelerated rent for the Lease term and the other amounts as described in Section 22.1(a) above, it cannot thereafter also receive additional amounts under this Section 22.1(b), and/or

          (c) Subject to the terms of this Lease, Landlord or its designees may, without further notice or demand but otherwise subject to law, enter the Premises without being guilty of trespass and without incurring (and Tenant hereby waives) Liabilities for damages for such entry or for the manner thereof, for the purpose of distraint or execution and/or to take possession of the Premises, and/or to terminate Tenant's right of possession and/or to expel Tenant and its Affiliates and remove their property, and/or

          (d) Landlord may enforce this Lease in accordance with its terms and Tenant will continue to be responsible for all charges as and when they become due, and/or

          (e) After reentry, retaking or recovering of the Premises, with or without terminating this Lease, and without limiting Landlord's acceleration right or other rights and remedies, Landlord may (but will not be obligated to) relet the Premises or any part(s) thereof to such person(s) upon such terms as may in Landlord's sole discretion seem best for a term within or beyond the term of this Lease. Any such reletting by Landlord before termination of this Lease will be for Tenant's account, and may be in Landlord's name or Tenant's name, and Tenant will remain liable for all rent and additional rent (including all charges and damages) due at the time of the reletting plus all of such amounts that otherwise would have been due under this Lease for the balance of the term absent any expiration, termination, repossession or reletting, plus all costs of the type described in Sections 22.1(b)(iii) and (iv), as accelerated or, if not accelerated, as they accrue. However, until this Lease expires or is terminated, each month Tenant will receive a credit against its obligations equal to the net rental proceeds (excluding utility charges or other charges, if any, that must be remitted by Landlord to any governmental or quasi-governmental authority), if any, actually paid to Landlord in that month by the party or parties to whom the Premises were relet, but this credit will never be more than the amounts owed by Tenant to Landlord for that month. Further, Tenant, for itself and its successors and assigns, hereby irrevocably constitutes and appoints Landlord as Tenant's agent to collect the rents due and to become due from all sublessees and Transferees and apply the same to the rent due hereunder without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder.

Tenant waives the right under any Laws to any notice to remove or quit and any and all rights of redemption or similar rights regardless of the circumstances. For the purposes of computing any rent due hereunder, the amounts of additional rent which would have been payable per year under this Lease will be such amounts as were or would have been payable as specified in this Lease or, if not specified, as reasonably estimated by Landlord (in either case without the benefit of any abatement to which Tenant may have been entitled) for the calendar year in which the default occurred, increasing annually on the first day of each calendar year thereafter at the rate of seven percent (7%) per annum, cumulative and compounded. As used in this Article, the "term" means the initial term of this Lease and any renewals or extensions to which Tenant will have become bound prior to the default.

     22.2  No Waiver. No termination of this Lease nor taking or recovering
           ---------
possession of the Premises will deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant, agreement or condition, nor will the bringing of any such action for rent, charges or breach, nor the resort to any other remedy or right for the recovery of rent, charges or damages for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession. No reentering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, will be construed as an election by Landlord to terminate this Lease unless specific written notice of such election is given by Landlord to Tenant.

     22.3  Performance by Landlord. If Tenant defaults under this Lease,
           -----------------------
Landlord, without waiving or curing the default or failure, may, but will not be obligated to, perform Tenant's obligations for the account and at the expense of Tenant. Notwithstanding Article 21, in the case of an emergency or to prevent damage or injury or protect health, safety or property, Landlord need not give any notice before performing Tenant's obligations. Tenant will pay on demand all costs and expenses incurred by Landlord in connection with Landlord's performance of Tenant's obligations, and Tenant will indemnify Landlord for and hold Landlord harmless from all Liabilities incurred by Landlord in connection therewith.

     22.4  Post-Judgment Interest. The amount of any judgment obtained by
           ----------------------
Landlord against Tenant in any legal proceeding arising out of Tenant's default under this Lease will bear interest until paid at the Wells Fargo Bank prime rate plus four percent (4%), or the maximum rate permitted by law, whichever is less (the "Default Rate"). Notwithstanding anything to the contrary contained in any Laws, with respect to any damages that are certain or ascertainable by calculation, interest will accrue from the day that the right to the damages vests in Landlord, and in the case of any unliquidated claim, interest will accrue from the day the claim arose.

     23.   BANKRUPTCY.  [SEE EXHIBIT "F"]
           ----------

     24.   GENERAL PROVISIONS.
           ------------------

           24.1  Holding Over. Tenant will not hold over in the Premises after
                 ------------
the end of the Lease term without the express prior written consent of Landlord. Tenant will indemnify Landlord for, and hold Landlord harmless from, any and all Liabilities arising out of or in connection with any holding over, including, without limitation, any claims made by any succeeding tenant and any loss of rent suffered by Landlord. If, despite this express agreement, any tenancy is created by Tenant's holding over, except as specifically set forth in the next sentence the tenancy will be a tenancy at sufferance terminable immediately at Landlord's sole option on written notice to Tenant, but otherwise subject to the terms of this Lease, except that the most recent annual base rent will be doubled, Tenant will have no rights to lease any additional space in the Project or extend the term, and notwithstanding anything to the contrary Landlord will incur no Liabilities of any type to Tenant or its Affiliates during any holdover period, all of such Liabilities hereby being waived by Tenant. Without limiting the generality of the foregoing, if Tenant holds over and if Landlord so elects by delivering specific written notice to Tenant during such holdover, Tenant automatically will be deemed to have leased the Premises for an additional term (not to exceed 6 months) beginning on the date that Landlord's notice is delivered and otherwise subject to the terms of this Lease, except that the most recent annual base rent will be doubled, Tenant will have no rights to lease any additional space in the Project or extend the term, and notwithstanding anything to the contrary Landlord will incur no Liabilities of any type to Tenant or its Affiliates during any holdover period, all of such liabilities hereby being waived by Tenant. Nothing in this Article or elsewhere in this Lease permits Tenant to hold over or in any way limits Landlord's other rights and remedies if Tenant holds over.

           24.2  Entry By Landlord.
                 -----------------

                 (a) Landlord and its Affiliates at all times have the right to enter the Premises, and Landlord will retain (or be given by Tenant) keys to unlock all the doors to or within the Premises, excluding doors to Tenant's vaults and files. Landlord in good faith will attempt to give Tenant oral or written notice before entering the Premises and avoid disturbing the conduct of Tenant's business by such entry more than is reasonably necessary under these circumstances. But, Landlord need not give notice and will have the right to use any means necessary to enter the Premises if Landlord believes there is an emergency or that entry is necessary to prevent damage or injury or protect health, safety or property. Entry to the Premises and the exercise of Landlord's rights will not, under any circumstances, be deemed to be a default, a forcible or unlawful entry into or a detainer of the Premises or an eviction of Tenant from the Premises or any portion thereof, nor will it subject Landlord to any Liabilities or entitle Tenant to any compensation, abatement of rent or other rights and remedies.

                 (b)  [INTENTIONALLY OMITTED]

           24.3  Brokers. Tenant represents and warrants that it has had no
                 -------
dealings with any agent, broker, finder or other person who is or might be entitled to a commission or other fee from Landlord in connection with this or any related transaction, except for Tenant's Broker. Landlord will be obligated to Tenant's Broker only if and when Landlord and Tenant's Broker execute and deliver a final and binding agreement setting forth the terms of such obligation.

           24.4  Quiet Enjoyment. So long as Tenant pays all rent and performs
                 ---------------
its other obligations as required, Tenant may quietly enjoy the Premises without hindrance or molestation by Landlord or any person lawfully claiming through or under Landlord, subject to the terms of this Lease and the terms of any Superior Leases and Mortgages, and all other agreements or matters of record or to which this Lease is subordinate.

           24.5  Security. Tenant is solely responsible for providing security
                 --------
for the Premises and Tenant's personnel. Without limiting the generality of this Article, Tenant agrees that: (a) Landlord may, but will not be required to, supply security personnel and systems for the Premises, the Common Area or the rest of the Project and remove or restrain unauthorized persons and prevent unauthorized acts; (b) Landlord will incur no Liabilities for failing to provide security personnel or systems or, if provided, for acts, omissions or malfunctions of the security personnel or systems (and all of such Liabilities are hereby waived by Tenant); and (c) Landlord and its Affiliates make no representations or warranties of any kind in connection with the security or safety of the Premises, the Common Area or the rest of the Project.


           24.6  Obligations; Successors; Recordation. If Tenant consists of
                 ------------------------------------
more than one person or entity, the obligations and liabilities of those persons or entities are joint and several. Time is of the essence of this Lease. Subject to the restrictions in Article 18, this Lease inures to the benefit of and binds Landlord, Tenant and their respective Affiliates. Tenant will not record this Lease or a memorandum of lease.

           24.7  Late Charges. If any rent or other amounts payable by Tenant
                 ------------
are not received within five (5) days after the due date and written notice to Tenant, Tenant will pay to Landlord on demand a late charge equal to five percent (5%) of the overdue amount, and if not received within ten (10) days after the due date and written notice to Tenant, the amounts also will bear interest from the due date until paid at the Default Rate. Collection of these late charges and interest will not: be a waiver or cure of Tenant's default or failure to perform; be deemed to be liquidated damages, an invalid penalty or an election of remedies; or prevent Landlord from exercising any other rights and remedies.

           24.8  Accord and Satisfaction. Payment by Tenant or acceptance by
                 -----------------------
Landlord of less than the full amount of rent due is not a waiver, but will be deemed to be on account of amounts next due, and no endorsements or statements on any check or any letter accompanying any check or payment will be deemed an accord and satisfaction or binding on Landlord. Landlord may accept the check or payment without prejudice to any of Landlord's rights and remedies, including, without limitation, the right to recover the full amount due.

           24.9  Prior Agreements; Amendments; Waiver. This Lease is an
                 ------------------------------------
integrated document and contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and supersedes all prior agreements or understandings. This Lease may not be amended except by an agreement in writing signed by the parties. All waivers must be in writing, specify the act or omission waived and be signed by Landlord. No other alleged waivers will be effective, including, without limitation, Landlord's acceptance of rent, collection of a late charge or application of a security deposit. Landlord's waiver of any specific act, omission, term or condition will not be a waiver of any other, or subsequent, act, omission, term or condition.

           24.10 Representations; Inability to Perform. Landlord and its
                 -------------------------------------
Affiliates have not made, and Tenant is not relying on, any representations or warranties of any kind, express or implied, with respect to the Premises, the Project or this transaction. Landlord will not be in default nor incur any Liabilities if it can't fulfill any of its obligations, or is delayed in doing so, because of accidents, breakage, strike, labor troubles, war, sabotage, governmental regulations or controls, inability to obtain materials or services, acts of God, or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control (sometimes referred to as "force majeure").

           24.11 Legal Proceedings. In any action or proceeding involving or
                 -----------------
relating in any way to this Lease, the court or other person or entity having jurisdiction in such action or proceeding will award to the party in whose favor judgment is entered the actual attorneys' fees and costs incurred. Tenant also will indemnify Landlord for, and hold Landlord harmless from and against, all Liabilities incurred by Landlord if Landlord becomes or is made a party to any proceeding or action: (a) involving Tenant and any third party, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; or (b) necessary to protect Landlord's interest under this Lease in a proceeding under the Bankruptcy Code that involves Tenant or its Affiliates. Unless prohibited by law, Tenant and Landlord each waives the right to trial by jury in all actions involving or related to this Lease, the Project or any collateral or subsequent agreements between the parties, and Tenant waives any right to impose a counterclaim in any proceeding brought for possession of the Premises as a result of Tenant's default (although Tenant will retain whatever rights it may have to bring a separate claim against Landlord). Tenant and Landlord each also submits to and agrees not to contest the sole and exclusive jurisdiction of the state and federal courts located in Massachusetts to adjudicate all matters in connection with this Lease and agrees that it will bring all suits and actions only in such Massachusetts courts and not to seek a change of venue. Service on any one or more of the individuals comprising Tenant will conclusively be deemed service on all of those individuals. In any circumstance where a party is obligated to indemnify or hold harmless the other party under this Lease, that obligation also will run in favor of the other party's Affiliates, and will include the obligation to protect the other party and its Affiliates, and defend them with counsel acceptable to the other party or, at the other party's election, the other party and its Affiliates may employ their own counsel and the indemnifying party will pay when due all attorneys' fees and costs. These obligations to indemnify, hold harmless, protect and defend will survive the expiration or termination of this Lease.

           24.12 Ownership; Invalidity; Remedies; Choice of Law. As used in this
                 ----------------------------------------------
Lease, the term "Landlord" means only the then-current owner or owners of the fee title to the Premises. Upon each conveyance (whether voluntary or involuntary) of fee title, the conveying party will be relieved of all Liabilities and obligations contained in or derived from this Lease or arising out of any act, occurrence or omission occurring after the date of such conveyance. Landlord may Transfer all or any portion of its interests in this Lease, the Premises, or the Project without affecting Tenant's obligations and Liabilities under this Lease. Tenant has no right, title or interest in the name of the Building or the Project, and may use these names only to identify its location. Any provision of this Lease which is invalid, void or illegal will not affect, impair or invalidate any of the other provisions and the other provisions will remain in full force and effect. Landlord's rights and remedies are cumulative and not exclusive. This Lease is governed by the laws of Massachusetts applicable to transactions to be performed wholly therein.

           24.13 Expense; Consent. Unless otherwise provided in this Lease, a
                 ----------------
party's obligation will be performed at that party's sole cost and expense, except when Landlord is performing Tenant's obligations because of Tenant's default or failure to perform or as otherwise permitted in this Lease. Landlord has agreed in a number of instances in this Lease to consent, approve or exercise its judgment reasonably. Therefore, to avoid potential misunderstandings, except where it is expressly provided that Landlord will not unreasonably withhold its consent or approval or exercise its judgment reasonably, Landlord may grant or withhold its consent or approval and exercise its judgment arbitrarily and in its sole and absolute discretion. In any dispute involving Landlord's withholding of consent or exercise of judgment, the sole right and remedy of Tenant and its Affiliates is declaratory relief (i.e., that such consent should be granted), and Tenant and its Affiliates waive all other rights and remedies, including, without limitation, claims for damages.

           24.14 Presumptions; Exhibits; Submission; Net Lease. This Lease will
                 ---------------------------------------------
be construed without regard to any presumption or other rule requiring construction or interpretation against the party drafting the document. The titles to the Articles and Sections of this Lease are not a part of this Lease and will have no effect on its construction or interpretation. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular, and the masculine, feminine and neuter genders each include the others, and the word "person" includes individuals, corporations, partnerships or other entities. All exhibits and riders attached to this Lease are incorporated in this Lease by this reference. The submission of this Lease to Tenant or its broker, agent or attorney for review or signature is not an offer to Tenant to lease the Premises or the grant of an option to lease to Premises. This Lease will not be binding unless and until it is executed and delivered by both Landlord and Tenant. This Lease is intended to be a completely " triple net" lease, unless specifically otherwise provided in this Lease.

           24.15 Cooperation. Tenant will cooperate reasonably with Landlord in
                 -----------
connection with this Lease, Landlord's ownership, operation, management, improvement, maintenance and repair of the Premises and the rest of the Project, and Landlord's exercise of its rights and obligations under this Lease. If necessary, this cooperation will include, without limitation, moving machinery or equipment within the Premises and allowing Landlord sufficient space within the Premises to enable Landlord to perform any work that Landlord has the right or is required to perform under this Lease.

           24.16 Notices. All notices, demands or communications required or
                 -------
permitted under this Lease (the "Notices") will be in writing and personally or electronically delivered, or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant will be delivered to the address for Tenant in Section 1.1, except that when Tenant takes possession of the Premises, the address of the Premises will be used for the purpose of delivering notices to Tenant. Notices to any one or more of the individuals signing as Tenant will be deemed Notices to all of the individuals signing as Tenant. Notices to Landlord will be delivered to the addresses for Landlord in Section 1.1. Notices will be effective on the earlier of: delivery; or, if mailed, three (3) days after they are mailed in accordance with this Section.

           24.17 Security Deposit. [INTENTIONALLY OMITTED]
                 ----------------

           24.18 Other Defined Terms.
                 -------------------

                 (a) "Affiliates" means: partners, directors, officers, shareholders, agents, employees, parents, subsidiaries, affiliated parties, invitees, customers, licensees, concessionaires, contractors, subcontractors, successors, assigns, and subtenants.

                 (b) "cafeteria charges" means an amount payable by Tenant if and for so long as Landlord causes or permits a cafeteria or similar facility to be operated in the Building that can be used by Tenant's employees. Cafeteria charges will be payable together with Operating Costs, and Tenant's Percentage thereof will be deemed to be One Dollar and Twenty-five Cents ($1.25) per annum per square foot of agreed rentable area in the Premises, which annual amount will be increased at the beginning of each calendar year during the term by one and one-half percent (1.5%) over the previous amount.

                 (c) "Landlord's Mortgagees" means the lessors or mortgagees under the Superior Leases and Mortgagees and their successors and assigns. The current Landlord's Mortgagee is General American Life Insurance Company.

                 (d) "Laws" means: laws, codes, decisions, ordinances, rules, regulations, licenses, permits, and directives of governmental and quasi-governmental officers, including, without limitation, those relating to building and safety, fire prevention, health, energy conservation, hazardous substances and environmental protection.

                 (e) "Liabilities" means: all costs, damages, claims, injuries, liabilities and judgments, including, without limitation, attorneys' fees and costs (whether or not suit is commenced or judgment entered).

                 (f) "Superior Leases and Mortgages" means all present and future ground leases, underlying leases, mortgages, deeds of trust or other encumbrances, and all renewals, modifications, consolidations, replacements or extensions thereof and advances made thereunder, affecting all or any portion of the Premises or the Project.

                 (g) "Systems and Equipment" means: when used generally, all HVAC, plumbing, mechanical, electrical, lighting, water, gas, sewer, safety, sanitary and any other utility or service facilities, systems and equipment, and all associated pipes, ducts, poles, stacks, chases, conduits, wires and facilities; and when used specifically, a specified installation or type of equipment or utility service and all associated pipes, ducts, poles, stacks, chases, conduits, wires and facilities.

25.    HAZARDOUS SUBSTANCES.
       --------------------

       Without limiting the generality of any portion of this Lease, Tenant and its Affiliates will:
                 (a) Not store, handle, transport, use, process, generate, discharge or dispose of any hazardous, toxic, corrosive, dangerous, explosive, flammable or noxious substances, gasses or waste, whether now or hereafter defined under any Laws or otherwise (collectively, "hazardous substances"), from, in or about the Premises or the rest of the Project, or create any release or threat of release of any hazardous substances (except that Tenant will be permitted to store, use and dispose of materials that are compatible with normal class A office use that may contain de minimus amounts of hazardous substances [e.g., small amounts of solder, correction fluid, toner, cleaning fluids and supplies], provided that in all cases Tenant complies with applicable Laws). If any of the foregoing occur, or if Landlord reasonably and in good faith believes that any of the foregoing have occurred or are likely to occur or that Tenant and its Affiliates are not complying fully with the requirements of this Article, in addition to any other rights and remedies of Landlord, Tenant and its Affiliates immediately will cease the acts or omissions and in addition to any other rights and remedies (all of which are cumulative), at Landlord's request Tenant will take such actions as may be required by Laws and as Landlord may direct to cure or prevent the problem. Tenant and its Affiliates will comply fully with all Laws and insurance requirements in connection with or related to hazardous substances, whether now or hereafter existing, including, without limitation, CERCLA, SARA, RCRA, TSCA, CWA, Chapter 21E of Massachusetts General Laws and any other Laws promulgated by the EPA, OSHA or Commonwealth of Massachusetts.

                 (b) Immediately pay, and indemnify Landlord for and hold Landlord harmless from, all Liabilities in connection with or arising directly or indirectly from hazardous substances or any breach by Tenant or its Affiliates of their obligations in this Article, including, without limitation, the costs of any of the following, whether required by Landlord, applicable Laws or insurance requirements or otherwise: any "response actions" or "responses"; any surveys, "audits", inspections, tests, reports or procedures deemed necessary or desirable by Landlord or governmental or quasi-governmental authorities to determine the existence or scope of any hazardous substances or Tenant's compliance with this Article, and any actions recommended to be taken in connection therewith; compliance with any applicable Laws and insurance requirements; any requirements, directives or plans for the prevention, containment, processing, storage, clean-up or disposal of hazardous substances; the release and discharge of any resulting liens; and any other injury or damage. On the expiration or earlier termination of this Lease, Tenant will leave the Premises free of hazardous substances.

                 (c) Immediately deliver to Landlord copies of any notices, information, reports, and communications of any type received or given in connection with hazardous substances, including, without limitation, notices of violation and settlement actions from or with governmental or quasi-governmental authorities, reports from Tenant's engineers or consultants, and the results of any analyses conducted by or for Tenant. Tenant specifically grants Landlord the right to participate in all discussions and meetings regarding actual or potential violations, settlements or abatements.

Tenant's failure to comply with the requirements of this Article will be a material default under this Lease. All of Tenant's obligations under this Article will survive the expiration or earlier termination of this Lease.

       IN WITNESS WHEREOF, intending to be legally bound, each party has executed this Lease as a sealed instrument as of the date first set forth above on the date specified below next to its signature.

Executed: ______________________, 2000   "LANDLORD"

                                         200 MINUTEMAN LIMITED PARTNERSHIP, a
                                         Massachusetts limited partnership

WITNESS:                                 By: Niuna-200 Minuteman, Inc., general
                                             partner

______________________________________   By: _______________________________
Name Printed:                                Name:
                                             Title:
                                             Authorized Signatory

Executed:_______________________, 2000   "TENANT"


                                         APPLIED MICRO CIRCUITS CORPORATION, a
                                         Delaware corporation

WITNESS:

                                         By: _______________________________
______________________________________       Name:
Name Printed:                                Title:
                                             Authorized Signatory

WITNESS:

________________________________         By: _______________________________
Name Printed                                 Name:
                                             Title:
                                             Authorized Signatory

                                  EXHIBIT "A"

              [SITE PLAN OF PROJECT TO BE ATTACHED, WITH PARKING]







                                  EXHIBIT "A"

                                  EXHIBIT "B"

                    [FLOOR PLAN OF PREMISES TO BE ATTACHED]







                                  EXHIBIT "B"
                                  Page 1 of 1

                                   EXHIBIT "C"

                                   WORKLETTER

          1.1 Any and all designs, plans, drawings, construction, materials, services, licenses, permits, approvals, costs, installations and equipment to or for the initial occupancy of the Premises, or required as a result thereof, are called "Tenant's Work," and will be performed by Tenant at Tenant's sole cost (subject to Section 1.7 below), diligently and in a good and workmanlike manner, in compliance with all Laws, and subject to the rest of the terms of this Workletter and this Lease. Tenant has inspected and accepts the Premises "as is" in all respects, except as specifically set forth in Section 2 above.

          1.2 If Tenant's Work requires any alterations to the Premises, Tenant's design professional will, at Tenant's cost, deliver to Landlord a proposed final space plan/layout for the Premises. Landlord and Tenant shall discuss any proposed changes to that space plan/layout suggested by Landlord, and a final space plan/layout shall be approved in writing by both parties. If necessary, from the final, approved space plan/layout, Tenant's architect (who must be licensed and in good standing in the state in which the Project is located, and who otherwise is subject to Landlord's prior written approval, which shall not be unreasonably withheld) shall prepare proposed biddable, permittable and constructable final plans and construction drawings, including, without limitation, any required mechanical, electrical, HVAC and partition plans, necessary for any Tenant's Work (collectively, the "Proposed Plans") and deliver them to Landlord for approval and comment. Landlord shall notify Tenant in writing of all changes that Landlord requires to be made to the Proposed Plans. Tenant's architect shall, within seven (7) business days thereafter, incorporate those changes into the Proposed Plans and resubmit them to the parties for first approval. The revised Proposed Plans (including Landlord's changes) collectively are called the "Plans." Tenant's Work shall thereafter be completed by Tenant in accordance with the Plans and the rest of this Workletter and this Lease.

          1.3 Tenant shall select a licensed general contractor to perform the construction of Tenant's Work, and such contractor shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Construction shall commence promptly after such approval and Tenant's Work shall be constructed in substantial conformity with the Plans. Landlord shall have approval over, but no responsibility for, the means, methods or timing of the construction of Tenant's Work or any delay in completion of such construction for any reason. Tenant shall obtain all permits, licenses and approvals of any governmental authority which may be required for the construction of Tenant's Work and the occupancy of the Premises including, without limitation, a final Certificate of Occupancy for the Premises, if necessary. Landlord shall reasonably cooperate with Tenant, at Tenant's sole expense and without any liability to Landlord, in the obtaining of any such permits, licenses and approvals.

          1.4 Landlord shall have the right to inspect any and all work done in connection with construction of Tenant's Work and to require correction at Tenant's cost of any work which does not, in Landlord's reasonable judgment, comply with applicable Laws or the Plans or this Lease. Tenant understands that any such inspection will be done for the benefit of Landlord only and Tenant will not rely on any such inspection or subsequent payment by the Landlord as evidence that the work subject to such inspection and payment has been done in a good and workmanlike manner or that complies with the terms of this Exhibit, such compliance to be solely Tenant's responsibility.

          1.5 Subject to Section 1.7 below, Tenant shall bear all costs and expenses in connection with, and shall indemnify and hold Landlord and its Affiliates harmless from, all Liabilities arising from or in connection with Tenant's Work, including, without limitation the obtaining of all necessary permits, licenses and approvals, the preparation of the Plans and all revisions thereof, and any additional work or other obligations with respect to the rest of the Building resulting from Tenant's Work.

          1.6 Any delays, disputes or problems in connection with Tenant's Work shall be Tenant's sole responsibility and shall not cause the Rent Commencement Date to be extended in any way. Tenant shall cause its contractors and subcontractors (whether in connection with Tenant's Work or any other work by or for the benefit of Tenant) to carry at all times comprehensive general liability insurance in such form and with such endorsements as may be acceptable to Landlord and Landlord's Mortgagees of at least $1,000,000.00 naming Landlord and its general partners, Brickstone Properties, Inc. and any Landlord's Mortgagees as additional insureds and to carry at all times workers compensation insurance in statutory limits and employers liability insurance.

          1.7 In consideration of Tenant's agreements in this Exhibit, and to induce Tenant to enter into this Lease, and provided that Tenant is not in default under this Lease, Landlord shall pay to Tenant (or credit against the first installments of rent due from Tenant) an amount equal to Fifteen Dollars ($15.00) multiplied by the agreed rentable area of the Premises within thirty
(30) days after Tenant completes Tenant's Work, occupies and accepts the entire Premises in writing in all respects, and unconditionally agrees in writing that the Rent Commencement Date has occurred for each of Areas A, B and C (i.e., only for the Area(s) where this Lease will remain in full force and effect without termination per Section 1.1(a) of this Lease), and pays all rent then due under the Lease (subject to Landlord's credit, if it so elects, of the amounts due to Tenant as set forth above). However, if this Lease is terminated in whole or in part as set forth in Section 1.1(a), no amounts will be owed or payable by Landlord hereunder except with respect to the agreed rentable area of the Area(s), if any, where this Lease remains in full force and effect despite such termination (e.g., if the Lease is so terminated except as to Area A, the inducement to Tenant would be $432,735).

                                  EXHIBIT "C"

                                  EXHIBIT "D"

                                   BASE RENT

                                  Annual Base Rent
                                  ----------------
                               Per Square Foot of Agreed
                               -------------------------

             Lease Year       Rentable Area in the Premises
             ----------       -----------------------------
                 1-2                       $19.50

                 3-5                        20.50


                                  EXHIBIT "D"

                                  EXHIBIT "E"

                             RULES AND REGULATIONS

               1. Fire exits and stairways are for emergency use only, and they will not be used for any other purposes. Tenant will not encumber or obstruct, or permit the encumbrance or obstruction of or store or place any materials on any of the sidewalks, plazas, entrance, corridors, elevators, fire exits or stairways of the Project. The Landlord reserves the right to control and operate the public portions of the Project and the public facilities, as well as facilities furnished for the common use of the tenants, and access thereto, in such manner as it deems best.

               2. The cost of repairing any damage to the public portions of the Project or the public facilities or to any facilities used in common with other tenants caused by Tenant or its Affiliates will be paid by Tenant.

               3. Any person whose presence in the Project at any time will, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Project or its tenants may be denied access to the Project or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Project or the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property. The Landlord will in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from Tenant's premises or the Project under the provisions of this rule.

               4. No awnings or other projections over or around the windows will be installed by Tenant and only such window blinds as are permitted by the Landlord will be used in Tenant's premises.

               5. Hand trucks will not be used in any space, or in the public halls of the Building in the delivery or receipt of merchandise, except those equipped with rubber tires and side guards. Tenant will repair all damage to floors both in the Premises and the Common Area caused by its use of material-handling equipment and, if requested by Landlord, Tenant will install at its expense suitable floor covering to protect the floors and will remove such floor covering (and repair any damage caused by the removal) at its expense at the expiration or earlier termination of this Lease. All air compressors, electric motors and other machinery and equipment will be shock-mounted so as not to transmit vibrations.

               6. All entrance doors in Tenant's premises will be kept locked when Tenant's premises are not in use. Entrance doors will not be left open at any time. All windows in Tenant's premises will be kept closed at all times and all blinds therein above the ground floor will be lowered when and as reasonably required because of the position of the sun, during the operation of the air conditioning system to cool or ventilate the tenant's premises.

               7. Nothing will be done or permitted in Tenant's premises which would impair or interfere with any of the Systems or Equipment or the proper and economic servicing of the Building or the Premises, or the use or enjoyment by any other tenant of any other premises, nor will there be installed by Tenant any Systems or Equipment or other equipment of any kind which, in Landlord's judgment, could result in such impairment or interference. If necessary in Landlord's judgment, Landlord may install, relocate, remove, use, maintain, repair and replace Systems and Equipment within or serving the Tenant's premises or other parts of the Project, and perform other work and alterations within the Tenant's premises. No dangerous, inflammable, combustible or explosive object or material will be brought into the Building by Tenant or with the permission of Tenant.

               8. Whenever Tenant will submit to Landlord any plan, agreement or other document for Landlord's consent or approval, such tenant agrees to pay Landlord as additional rent, on demand, a processing fee in a sum equal to the fees of any architect, contractor, engineer and attorney employed by Landlord to review said plan, agreement or document. Within fifteen (15) days after Landlord's request from time to time, Tenant will deliver to Landlord Tenant's financial statements, including a balance sheet, income statements and bank references.

               9. No acids, vapors hazardous or other materials will be discharged or permitted to be discharged into the waste lines, ducts, vents or flues which may damage them or any other portions of the Building or the Project. The water and wash closets and other plumbing fixtures in or serving any tenant's premises will not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances will be deposited therein. All damage resulting from any misuse of the fixtures will be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, will have caused the same.

               10. No signs, advertisements, notice or other lettering will be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside the premises or the Building without the prior written consent of Landlord. The Tenant will cause the exterior of any permitted sign to be kept clean, properly maintained and in good order and repair throughout the term of its lease. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to Tenant. Landlord will have the right to prohibit any advertising by Tenant which impairs the reputation of the Building or the Project, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

               11. Tenant's employees will not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

               12. If the premises become infested with vermin, Tenant, at its sole cost and expense, will cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and will employ such exterminators therefor as will be approved by Landlord.

               13. All movers used by Tenant will be appropriately licensed and will maintain adequate insurance coverage (proof of such coverage will be delivered to Landlord prior to movers providing service in and throughout the Building). Tenant will protect the premises and the rest of the Building from damage or soiling by Tenant's movers and contractors and will pay for extra cleaning or replacement or repairs by reason of Tenant's failure to do so.

               14. The premises will not be used for lodging or sleeping or for any immoral or illegal purposes.


                                  EXHIBIT "E"

                                  EXHIBIT "F"

                             BANKRUPTCY PROVISIONS

          This Article is incorporated into the Lease as Article 23:

23.       BANKRUPTCY OR INSOLVENCY.
          ------------------------

          23.1 Tenant's Interest Not Transferable.  Neither Tenant's interest
               ----------------------------------       -- ---
in this Lease nor any estate hereby created in Tenant nor any interest herein or therein will pass to any trustee or receiver or assignee for the benefit of creditors or otherwise by operation of law except as may specifically be provided pursuant to the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code").

          23.2 Default and Termination.  If:
               -----------------------

               (a) Tenant or Tenant's Guarantor, if any, or its executors, administrators, or assigns, will generally not pay its debts as they become due or will admit in writing its inability to pay its debts, or will make a general assignment for the benefit of creditors; or

               (b) Tenant or Tenant's Guarantor, if any, will commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

               (c) Tenant or Tenant's Guarantor, if any, will take any corporate, partnership or other action to authorize or in furtherance of any of the actions set forth above in subsection (a) or (b); or

               (d) Any case, proceeding or other action against Tenant or Tenant's Guarantor, if any, will be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action: results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof; or remains undismissed for a period of forty-five (45) days, then it will be a default hereunder and this Lease and all rights of Tenant hereunder will automatically cease and terminate as if the date of such event were the original expiration date of this Lease and Tenant will vacate and surrender the Premises but will remain liable as herein provided.

          23.3 Rights and Obligations Under the Bankruptcy Code.
               ------------------------------------------------

               (a) Upon the filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform all obligations of Tenant under this Lease, including, but not limited to, the covenants regarding the operations and uses of the Premises until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (ii) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all base rent and other rent otherwise due pursuant to this Lease; (iii) to reject or assume this Lease within sixty (60) days of the filing of a petition under any Chapter of the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors (any such rejection being deemed an automatic termination of this Lease); (iv) to give Landlord at least thirty (30) days prior written notice of any proceeding relating to any assumption of this Lease; (v) to give at least thirty (30) days prior written notice of any abandonment of the Premises (any such abandonment being deemed a rejection and automatic termination of this Lease); (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtors; (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

               (b) No default under this Lease by Tenant, either prior to or subsequent to the filing of such petition, will be deemed to have been waived unless expressly done so in writing by Landlord.

               (c) Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of assumption and/or assignment are the following: (i) the cure of any monetary defaults and the reimbursement of pecuniary loss by the time of the entry of the order approving such assumption and/or assignment (pecuniary loss will include, without limitation, any attorneys' fees and costs and expert witness fees incurred by Landlord in protecting its rights under this Lease, including representation of Landlord in any proceeding commenced under the Bankruptcy Code or under any Law relating to bankruptcy, insolvency, reorganization or relief of debtor); (ii) the deposit of an additional sum equal to three (3) months' base rent; (iii) the use of the Premises only as set forth in this Lease; (iv) the reorganized debtor or assignee of such debtor in possession or of Tenant's trustee demonstrates in writing that it has sufficient background including, but not limited to, substantial experience in operating businesses in the manner contemplated in this Lease and meet all other reasonable criteria of Landlord as did Tenant upon execution of this Lease; (v) meet all other criteria of 11 U.S.C. Section 365(b)(3); and (v) the prior written consent of any mortgagee to which this Lease has been assigned as collateral security; and (vi) the Premises at all times remains a single unit and no Alterations or physical changes of any kind may be made unless in compliance with the applicable provisions of this Lease.

               (d) Any person or entity to whom this Lease is assigned pursuant to the provisions of the Bankruptcy Code will be deemed without further act or deed to have assumed all of the obligations arising under this Lease on or after the date of such assignment. Any such assignee will upon demand execute and deliver to Landlord an instrument confirming such assumption.

          23.4 Construction.  The terms of this Article will be in addition to,
               ------------
but not exclusive of, any rights or remedies of Landlord in Article 22 and elsewhere in this Lease or otherwise available at law or in equity, and will not be deemed to limit Landlord, except as may be required by law.


                                  EXHIBIT "F"

                                  ADDENDUM #1
                               EXTENSION OPTION

This Addendum is incorporated into the Lease.

1. Landlord grants to Tenant one (1) extension option (the "Option") to extend the Lease term for an additional term of five (5) years on the same terms and conditions as this Lease, except that there will be no further right to extend and except as set forth below. The Option can be exercised only by Tenant complying with this Addendum and delivering unconditional written notice of exercise to Landlord at least nine (9) months before the expiration of the initial term. If for any reason Tenant does not so comply
                                            --- ------
     or Landlord does not actually receive this unconditional written notice of exercise when required, the Option will lapse and become void and there will be no further right to extend the Lease term, unless Landlord specifically agrees otherwise in writing. TIME IS ABSOLUTELY OF THE ESSENCE IN THIS ADDENDUM. The Option does not apply with respect to any Expansion Space (defined in Addendum #2) leased by Tenant.

2. The Option is personal to the Tenant originally named in this Lease and may not be exercised by or for anyone else, except for a valid assignee of this Lease. The Option will lapse and become void if, during the last year of the initial Lease term, Tenant fails to occupy at least one-half (1/2) of the Premises or has subleased or otherwise Transferred all or any portion of the Premises (except for a valid assignment of this Lease or valid sublease(s) of not more than one-half (1/2) of the agreed rentable area of the Premises), unless Landlord specifically elects otherwise in writing. The Option is granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before the beginning of the Option term, Tenant has not committed a default which has not been cured as set forth in this Lease, unless Landlord specifically agrees otherwise in writing.

3. Landlord will not be required to perform or pay for any work or other improvement to the Premises, and Tenant will accept the Premises in its then "as is" condition in all respects as of the beginning of the Option term, subject to the terms of this Addendum.

4. If Tenant has validly exercised the Option, the annual base rent per square foot of agreed rentable area in the Premises for each year of the Option term will be the greater of: (a) Twenty Dollars and Fifty Cents ($20.50); or (b) the "fair rental value" of the Premises determined in accordance with Section 5 below.

5. (a) If Landlord and Tenant can't agree on the annual base rent for each Lease Year of the Option term at least six (6) months before the beginning of the Option term, then unless otherwise agreed in writing by Landlord and Tenant, Landlord and Tenant will try to agree in writing on a single appraiser at least five (5) months before the beginning of the Option term, and if they can so agree, then that appraiser will determine fair rental value in accordance with this Addendum. If Landlord and Tenant can't agree on a single appraiser within this time period, then Landlord and Tenant each will appoint one appraiser, in writing, not later than four (4) months before the beginning of the Option term. Within fifteen (15) days after their appointment, the two appointed appraisers will appoint a third appraiser. If the two appraisers can't agree, a third appraiser will be appointed by the American Institute of Real Estate Appraisers (or if this organization refuses to act or no longer exists, then by an organization deemed by Landlord to be reasonably equivalent) not later than three (3) months before the beginning of the Option term. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed will determine the fair rental value. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser validly appointed by a party will determine the fair rental value. Appraisers must have at least five (5) years' experience in the appraisal of office property in the area in which the Project is located and be members of professional organizations such as the American Institute of Real Estate Appraisers or the equivalent. Landlord and Tenant will instruct the appraiser(s) to complete their determination of the fair rental value not later than two (2) months before the beginning of the Option term.

     (b) For purposes of this Lease, the term "fair rental value" means: the annual net base rent that a hypothetical, ready and willing tenant would pay for the Premises during each year of the Option term to a ready and willing landlord of the Premises, assuming that the Premises was exposed for lease on the open market for a reasonable period of time, could be used for any legal purpose, was improved to its then-existing level, and that a market-rate construction allowance was offered to and received by such hypothetical tenant (even though such construction allowance will not actually be paid to Tenant). If only a single appraiser is appointed as described above, then that appraiser will determine the fair rental value. Otherwise, the fair rental value will be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal will be disregarded.

     (c) If for some reason the fair rental value is not determined before the beginning of the Option term, then Tenant will pay to Landlord base rent at the rate set forth in Section 4(a) of this Addendum until the fair rental value is determined. When the fair rental value is determined, Landlord will notify Tenant, and Tenant will pay to Landlord, within thirty (30) days after receipt of such notice, any difference between the base rent actually paid by Tenant to Landlord and the new base rent determined hereunder (if the new base rent is higher).

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                                  ADDENDUM #2
                                  -----------

                          RIGHT OF FIRST OFFER TO LEASE

This Addendum is incorporated into the Lease.

1. (a) Notwithstanding anything to the contrary herein or elsewhere in this Lease, all of Tenant's rights to lease the Expansion Space pursuant to this Addendum are subject and subordinate to any rights in such space that already have been granted to existing tenants who already have entered into leases with respect to the Expansion Space (e.g., any renewal and extension rights granted), and after the termination of the existing lease between Landlord and PictureTel Corporation, Landlord will have the right to initially lease the Expansion Space to new tenants (and to renew, extend or modify those leases and permit the exercise of the tenants' rights thereunder), without being subject to Tenant's rights in this Addendum and without incurring any obligations or Liabilities to Tenant hereunder. Any and all of the existing and future tenants who have entered or in the future enter into leases of the Expansion Space as described above are referred to as the "Existing Tenants." All rights of the Existing Tenants may be exercised by or for their benefit or by or for the benefit of their successors and assigns.

     (b) In addition, Landlord will not be subject to Tenant's rights in this Addendum nor will Landlord incur any obligations or Liabilities to Tenant hereunder unless, at each time that Landlord otherwise would have the obligation to offer Expansion Space to Tenant or Tenant otherwise would be permitted to exercise its rights hereunder, Tenant must be at least as creditworthy then as it is as of this date, as documented in Tenant's audited balance sheets and financial statements.

2. Subject to Section 1 above and the other terms of this Addendum, and after entering into initial leases of the Expansion Space with Existing Tenants as described in Section 1 above, but before entering into another new lease of portions of the Expansion Space, Landlord will notify Tenant in writing of the lease term, improvement allowance, base rent and other terms that Landlord will accept and/or offer for that space. If Tenant wishes to exercise its right to lease that portion of the Expansion Space offered, within fifteen (15) days after receipt of Landlord's notice it must deliver an unconditional written notice of acceptance of all of such terms to Landlord together with reasonable evidence that the condition in the Section 1(b) above has been satisfied. Tenant may not lease less than the entire space offered. TIME IS ABSOLUTELY OF THE ESSENCE, and if for any reason Landlord does not receive Tenant's unconditional written notice of acceptance as and when required, Tenant's rights and Landlord's obligations under this Addendum with respect to that space (as increased or decreased in area by up to ten percent [10%] in Landlord's discretion) will lapse and become null and void, except under the circumstances described in Section 4 below. If Tenant fails to accept and within that fifteen
(15)-day period Landlord does not receive a written notice from Tenant offering to lease the offered space on the offered terms within the next six (6) months but at a stated lower base rent (the "Lower Rent"), then Tenant's rights and Landlord's obligations under this Addendum with respect to that space (as increased or decreased in area by up to ten percent [10%] in Landlord's discretion) will lapse and become null and void, and Section 4 below will not apply unless Landlord fails to lease that space during the next six (6) months.

3. If Tenant validly exercises its right to lease the portion of the Expansion Space offered as described above, when Landlord tenders possession of that portion of the Expansion Space to Tenant it will become part of the Premises and subject to the terms of this Lease (as modified by the terms of the offer notice delivered by Landlord to Tenant pursuant to Section 2 above [e.g., the base rent or lease term]) and the agreed rentable area of the Premises will be increased by the rentable area of the Expansion Space. There will be no abatement of rent with respect to any Expansion Space unless specifically so stated in Landlord's initial offer notice to Tenant. At Landlord's option, if any Expansion Space is leased by Tenant hereunder, Landlord may require Tenant to enter into an Amendment of this Lease, or a separate lease (which will be cross-defaulted with this Lease) with respect thereto.

4. If Tenant fails to validly exercise its right to lease the Expansion Space offered after receipt of Landlord's offer notice, then Tenant's rights under this Addendum with respect to that space will lapse and become null and void, and in addition to the rights described in Section 1 above Landlord will be free to again lease that Expansion Space to anyone else without incurring any obligations or Liabilities to Tenant. However, subject to and except as provided in Sections 1 and 2 above and the rest of this Addendum, assuming that Tenant's rights under this Addendum have not lapsed for any reason other than Tenant's failure to validly exercise, Landlord may not enter into any other lease for that portion of the Expansion Space for an average base rent per square foot over the term which is less than ninety percent (90%) of the lesser of the base rent in Landlord's offer notice or the Lower Rent, if applicable, without first reoffering that portion of the Expansion Space (as increased or decreased in area by up to ten percent [10%] in Landlord's discretion) to Tenant on the new terms. If Tenant wishes to exercise its rights to lease the Expansion Space on the new terms it must do so as described in Section 2 above, and if it does not, Tenant's rights under this Addendum will lapse and become null and void.

5. Tenant's rights under this Addendum are personal to the Tenant originally named in this Lease and may not be exercised by or for anyone else (except for a permitted assignee). This Addendum will lapse and become null and void after and sublease or other Transfer (except a valid assignment of this Lease), unless Landlord specifically agrees otherwise in writing. These rights are granted to and may be exercised by Tenant on the express condition that, at the time of the exercise and at all times before the Expansion Space is delivered to Tenant, Tenant is not in default, unless Landlord otherwise agrees in writing. This Addendum will lapse and become null and void: during the last year of the initial Lease term unless, contemporaneously with its exercise notice hereunder, Tenant validly exercises its right to extend the initial term pursuant to Addendum #1; and during the last year of the term as extended pursuant to Addendum #1 (if such extension is validly exercised).

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